     As filed with the Securities and Exchange Commission on April 19, 2000
                                                           Registration No. 333-
         -----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        LearningExpress.com Holdings LLC
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                 5945c                           04-3511125
-------------------------------------    ----------------------------------     --------------------------
       (State or Jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer
    Incorporation or Organization)          Classification Code Number)            Identification No.)

                              29 Buena Vista Street
                            Ayer, Massachusetts 01432
                                 (978) 889-1000
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code of
                   Registrant's Principal Executive Offices)

                               Steven P. Manfredi
                             Chief Executive Officer
                        LearningExpress.com Holdings LLC
                              29 Buena Vista Street
                            Ayer, Massachusetts 01432
                                 (978) 889-1000
--------------------------------------------------------------------------------
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of
                               Agent For Service)

                                   Copies to:
                            Timothy B. Bancroft, Esq.
                             Goulston & Storrs, P.C.
                                400 Atlantic Ave.
                              Boston, MA 02110-3333

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / / ________________________

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                   PROPOSED
TITLE OF EACH CLASS                            MAXIMUM OFFERING
   OF SECURITIES            AMOUNT TO BE             PRICE          PROPOSED MAXIMUM       AMOUNT OF
  TO BE REGISTERED           REGISTERED            PER SHARE         OFFERING PRICE     REGISTRATION FEE
Common Shares                2,607,750               $ .30(1)          $  782,325(1)        $207.00

Series A Convertible         1,550,000               $1.75             $2,712,500           $716.00
Preferred Shares

         (1) Estimated solely for the purpose of calculating the registration fee. The Common Shares offered hereby are not being sold for cash consideration.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to completion dated April 19, 2000

                        LEARNINGEXPRESS.COM HOLDINGS LLC
                             2,607,750 COMMON SHARES
                 1,550,000 SERIES A CONVERTIBLE PREFERRED SHARES

COMMON SHARES

We are offering an aggregate of 2,607,750 Common Shares of LearningExpress.com Holdings LLC to franchisees and "regional owners" of The Learning Express, Inc. Each party which is a franchisee under a current franchise agreement with The Learning Express, Inc. as of April 10, 2000, remains a franchisee under a franchise agreement with The Learning Express, Inc. as of the effective date of the registration statement relating to this prospectus and executes and delivers to LearningExpress.com an amendment to its franchise agreement in the form of Annex A to this prospectus will receive 14,250 Common Shares of LearningExpress.com Holdings LLC for each The Learning Express, Inc. franchise store that it owns. Similarly, each party which is a regional owner under a regional franchise license agreement with The Learning Express, Inc. as of April 10, 2000, remains a regional owner under a regional franchise license agreement with The Learning Express, Inc. as of the effective date of the registration statement relating to this prospectus and executes and delivers to LearningExpress.com an amendment to its regional franchise license agreement in the form of Annex B to this prospectus will receive 14,250 Common Shares of LearningExpress.com Holdings LLC for each The Learning Express, Inc. region for which it is responsible. In this offering we are offering Common Shares of LearningExpress.com Holdings LLC only to franchisees and regional owners of The Learning Express, Inc. as described in this paragraph.

SERIES A CONVERTIBLE PREFERRED SHARES

We also are offering to franchisees and regional owners of The Learning Express, Inc., and to certain other selected prospective investors, an aggregate of 1,550,000 Series A Convertible Preferred Shares of LearningExpress.com Holdings LLC for a purchase price of $1.75 per share, in cash.

                                    PRICE   BROKER FEES       PROCEEDS TO LEARNINGEXPRESS.COM HOLDINGS
Per Series A Convertible
     Preferred Share                $ 1.75   $                 $
Total                               $ 1.75   $                 $

LearningExpress.com Holdings LLC holds a 70.5% equity interest in LearningExpress.com LLC, an operating company that was formed to serve as the e-commerce distribution channel of The Learning Express, Inc., a retail toy franchise with approximately 160 stores throughout the United States. LearningExpress.com Holdings LLC holds a 100% residual share in LearningExpress.com Incentive Plan LLC, which is the equity incentive vehicle of LearningExpress.com, LLC. LearningExpress.com Incentive Plan LLC holds a 29.5% interest in LearningExpress.com LLC.

THERE IS NO ESTABLISHED PUBLIC OR OTHER TRADING MARKET FOR THE SECURITIES OFFERED HEREBY AND WE DO NOT EXPECT ANY MARKET TO DEVELOP. ACCORDINGLY, INVESTORS MAY HAVE TO HOLD THE COMMON SHARES AND SERIES A CONVERTIBLE PREFERRED SHARES INDEFINITELY. FURTHER, THE COMMON SHARES ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER AND ARE SUBJECT TO FORFEITURE IF THE HOLDER'S FRANCHISE AGREEMENT OR REGIONAL FRANCHISE LICENSE AGREEMENT IS TERMINATED. SEE "SUMMARY OF OPERATING AGREEMENT/DESCRIPTION OF SECURITIES."

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

THE SECURITIES OFFERED HEREBY ARE NOT BEING OFFERED TO FRANCHISEES AND REGIONAL OWNERS IN CALIFORNIA UNTIL THE APPROVAL PROCESS PURSUANT TO THE CALIFORNIA FRANCHISE INVESTMENT LAW RELATING TO THE FRANCHISE AND REGIONAL OWNER AMENDMENTS HAS BEEN COMPLETED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is               , 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ................................................................................      3
   THE COMPANY ....................................................................................      3
   THE OFFERING ...................................................................................      3
RISK FACTORS ......................................................................................      7
PLAN OF DISTRIBUTION ..............................................................................     18
USE OF PROCEEDS ...................................................................................     19
DISTRIBUTION POLICY ...............................................................................     20
DETERMINATION OF OFFERING PRICE ...................................................................     20
CAPITALIZATION ....................................................................................     20
SELECTED CONSOLIDATED FINANCIAL DATA ..............................................................     21
MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ............     21
BUSINESS ..........................................................................................     22
MANAGERS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES ............................................     34
EXECUTIVE COMPENSATION ............................................................................     36
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS .....................................     37
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS .........................................     38
SUMMARY OF OPERATING AGREEMENT/DESCRIPTION OF SECURITIES ..........................................     39
FEDERAL TAX CONSEQUENCES ..........................................................................     42
LEGAL PROCEEDINGS .................................................................................     45
LEGAL MATTERS .....................................................................................     45
EXPERTS ...........................................................................................     45
INDEMNIFICATION OF OFFICERS AND DIRECTORS .........................................................     45
WHERE YOU CAN FIND ADDITIONAL INFORMATION .........................................................     45
FINANCIAL STATEMENTS ..............................................................................    F-1
ANNEX 1 - AMENDMENT TO FRANCHISE AGREEMENT/LOCAL FRANCHISE LICENSE AGREEMENT ......................    A-1
ANNEX 2 - AMENDMENT TO REGIONAL FRANCHISE LICENSE AGREEMENT .......................................    B-1
ANNEX 3 - LEARNINGEXPRESS.COM HOLDINGS LLC FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY
  OPERATING AGREEMENT .............................................................................    C-1
EXHIBITS ..........................................................................................     49

                               PROSPECTUS SUMMARY

Investors should read the following summary together with the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus before making an investment decision.

This prospectus contains forward-looking statements regarding LearningExpress.com's performance, strategy, plans, objectives, expectations, beliefs and intentions. The actual outcome of the events described in these forward-looking statements could differ materially. Therefore, this prospectus, and especially the sections entitled "Risk Factors" and "Business," contains a discussion of some of the factors and risks that could contribute to those differences.

The issuer of the shares we are offering by means of this prospectus is LearningExpress.com Holdings LLC and references in this prospectus to the "issuer" refer to that entity. In general in this prospectus, references to "LearningExpress.com," "we," "us," and "our" refer to LearningExpress.com Holdings LLC, LearningExpress.com LLC and LearningExpress.com Incentive Plan LLC, taken as a whole, unless otherwise required by the context. References to "Learning Express" refer to The Learning Express, Inc., the Learning Express franchise stores or the Learning Express brand, depending on the context.

THE COMPANY

LearningExpress.com was organized as a Delaware limited liability company to serve as the e-commerce distribution channel of The Learning Express, Inc., a retail toy franchise with approximately 160 stores throughout the United States. We plan to provide products and services similar to those provided by The Learning Express, Inc. franchise stores, but to operate through the LearningExpress.com World Wide Web site. Our business operations will be integrated with those of participating franchise stores in an effort to minimize the sales channel conflict between the stores and the Web site and to maximize the options for customers seeking to buy our products. We believe that by offering multiple distribution channels for our customers and by integrating the business practices of LearningExpress.com, The Learning Express, Inc. and the Learning Express franchise stores, the value of the Learning Express brand will thrive and that LearningExpress.com, The Learning Express, Inc. and the Learning Express franchise stores will benefit.

Our objectives in operating the LearningExpress.com Web site include:

         - providing our customers with a unique online shopping experience by offering carefully selected, high quality specialty toys and other children's products, a high level of customer service and important information to help parents raise happy and healthy children;

         - promoting a strong sense of community involvement similar to that of the Learning Express stores;

         -     increasing the value of the Learning Express brand; and

         -     operating our business to achieve maximum shareholder value.

THE OFFERING

The following is a summary of the offering of Common Shares and Series A Convertible Preferred Shares which we are making by means of this prospectus:


Common Shares              We are offering an aggregate of 2,607,750 Common
                           Shares of LearningExpress.com Holdings LLC to franchisees and "regional owners" of The Learning
                           Express, Inc. Each party which is a franchisee under a current franchise agreement with The Learning
                           Express,

                           Inc. as of April 10, 2000 and which remains a franchisee under a franchise agreement with The Learning Express, Inc. as of the date when the registration statement relating to the prospectus is declared effective by the Securities and Exchange Commission and executes and delivers to LearningExpress.com an amendment to its franchise agreement in the form of Annex A to this prospectus will receive 14,250 Common Shares of LearningExpress.com Holdings LLC for each The Learning Express, Inc. franchise store that it owns. Similarly, each party which is a regional owner under a current regional franchise license agreement with The Learning Express, Inc. as of April 10, 2000 and which remains a regional owner under a regional franchise license agreement with The Learning Express, Inc. as of the effective date of this prospectus and executes and delivers to LearningExpress.com an amendment to its regional franchise license agreement in the form of Annex B to this prospectus will receive 14,250 Common Shares of LearningExpress.com Holdings LLC for each The Learning Express, Inc. region for which it is responsible. Common Shares are not being offered to franchisees and regional owners in California until the approval process pursuant to the California Franchise Investment Law relating to the franchise and regional owner amendments has been completed.


                           The key terms of the franchise agreement amendments are, in addition to the issuance of 14,250 Common Shares of LearningExpress.com Holdings LLC as described above:

                           (1) a provision stating that the franchisee will not have any rights under the franchise agreement against The Learning Express, Inc. or any other party with respect to LearningExpress.com's operation of its online store, other than as set forth in the franchise amendment;

                           (2) The Learning Express, Inc.'s agreement to pay to the franchisee, for the first two years after LearningExpress.com's launch of its online store, a monthly commission of 5% of net sales resulting from the online store's sales to "bill-to" addresses within the franchisee's "protected territory" under the franchise agreement, and after those first two years, a commission not less than 2.5% of such net sales as determined by the Board of Managers of LearningExpress.com LLC taking into account sales and cash flow information. Without limitation of the foregoing, the Board of Managers of LearningExpress.com LLC intends to maintain the commission at the 5% level.

                           (3) the franchisee's agreement that The Learning Express, Inc. operations manual will be amended to provide for the franchisee's cooperation and assistance in various aspects of
                           LearningExpress.com's online store.

                           Please refer to Annex A to this prospectus for the complete text of the franchise agreement amendment that franchisees will need to execute in order to receive Common Shares as described above.

                           The key terms of the regional franchise license agreement amendments are, in addition to the issuance of 14,250 Common Shares of LearningExpress.com Holdings LLC as described above:

                           (1) a provision stating that the regional owner will not have any rights under regional franchise license agreement against The Learning Express, Inc. or any other party with respect to LearningExpress.com's operation of its online store, other than as set forth in the regional franchise license amendment; and

                           (2) The Learning Express, Inc.'s agreement to pay to the regional owner, commencing January 1, 2002, a monthly fee equal to the greater of one-half of the royalty paid to The Learning Express, Inc. from LearningExpress.com with respect to net sales by LearningExpress.com's online store to "bill-to" addresses within the regional owner's territory under the regional franchise license agreement, or 1-1/2% of net sales resulting from the online store's sales to such addresses.

                           Please refer to Annex B to this prospectus for the complete text of the regional franchise license agreement amendment that regional owners will need to execute in order to receive Common Shares as described above.

Series A Convertible       We also are offering to franchisees and regional
Preferred Shares           owners of The Learning Express, Inc., and to certain
                           other selected prospective investors, an aggregate of 1,550,000 Series A Convertible Preferred Shares of
                           LearningExpress.com Holdings LLC for a purchase price of $1.75 per share, in cash. Series A Preferred
                           Shares are not being offered to franchisees and regional owners in California until the approval process pursuant to the California Franchise
                           Investment Law relating to the franchise and regional owner amendments has been completed.

Minimum Investment in      Investors in the Series A Convertible Preferred
Series A Convertible       Shares must subscribe for a  minimum of 5,700
Preferred Shares           Series A Convertible Preferred Shares. We may,
                           in our discretion, accept subscriptions for less than 5,700 Series A Convertible Preferred Shares.


Maximum Investment in      Investors in the Series A Convertible Preferred
Series A Convertible       Shares may subscribe for a maximum of 142,857 Series
Preferred Shares           A Convertible Preferred Shares. We may, in our
                           discretion, accept subscriptions for more than 142,857 Series A Convertible Preferred Shares.

Use of Proceeds            There will be no cash proceeds to the issuer from the
                           issuance of the Common Shares offered by this prospectus. Assuming the issuance and sale of all of the 1,550,000 Series A Convertible Preferred Shares offered hereby, we estimate net proceeds to the issuer of approximately $2,525,000 after deduction of the expenses of the offering. Of the estimated net proceeds from the offering of the Series A
                           Convertible Preferred Shares, we intend to use approximately $500,000 for the development and launch of our online store, approximately $1,000,000 for marketing and advertising and approximately
                           $1,025,000 for other general company purposes, including working capital and capital expenditures.

Conference Calls with      We have scheduled the following conference calls to
Franchisees and            answer questions from franchisees and regional
Regional Owners            owners about this offering (all times are Eastern
                           time):


                                                                                   FRANCHISEES AND REGIONAL OWNERS
                                                      DATE            TIME          RESIDING IN FOLLOWING STATES
                                                April 25, 2000     10:00 a.m.   MA, NH and VT
                                                April 25, 2000      3:00 p.m.   IL, IN, KS, KY, MO, MI, NE and OH
                                                April 26, 2000     10:00 a.m.   NJ, NY and CT
                                                April 26, 2000      3:00 p.m.   TX, AL, CO and LA
                                                April 27, 2000     10:00 a.m.   FL and PA
                                                April 27, 2000      3:00 p.m.   AZ, UT, NV, SD, WI, IA and MN
                                                April 28, 2000     10:00 a.m.   MD, VA, NC, SC and GA
                                                April 28, 2000      3:00 p.m.   ID and OR

                           We will schedule a conference call for California franchisees and regional owners after we have completed the approval process pursuant to the California Franchise Investment Law.

Procedure for Amendment    For a description of the procedure for amending
of Franchise Agreements    your franchise agreement or regional franchise
and Regional Franchise     license agreement and receiving Common Shares,
License Agreements and     please see "Plan of Distribution" beginning on
Receipt of Common          page 18 of this prospectus.
Shares

Procedure for Subscribing  For a description of the procedure for subscribing
for Series A Convertible   for Series A Convertible Preferred Shares, please see
Preferred Shares           "Plan of Distribution" beginning on page 18 of this
                           prospectus.

Amendment of Offering;     We reserve the right to amend or terminate this
Rejection of               offering at any time prior to its completion, and to
Subscriptions              reject any subscription for Common Shares or Series A
                           Convertible Preferred Shares, in whole or in part.

                                  RISK FACTORS

The value of an investment in LearningExpress.com will be subject to the significant risks inherent in our business. You should consider carefully the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest. If any of the events described below actually occur, our business, financial condition or operating results could be adversely affected in a material way. In such case, you may lose part or all of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO PREDICT OUR FUTURE PERFORMANCE.

We were organized in November 1999 and expect to launch our online store in the late Spring or early Summer of 2000. As a result of our lack of an online operating history, it is difficult to accurately forecast our Internet sales. In addition, we have limited historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future net sales, which are difficult to forecast because they generally depend on the volume and timing of the orders we receive. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected order shortfall. This inability could cause our operating losses in a particular period or in a series of periods to be greater than expected.

THERE IS NO ESTABLISHED TRADING MARKET FOR OUR COMMON SHARES AND SERIES A CONVERTIBLE PREFERRED SHARES.

There is no established public or other trading market for our Common Shares and Series A Convertible Preferred Shares nor is one likely to develop. Accordingly, holders of our Common Shares and Series A Convertible Preferred Shares may have to hold their shares indefinitely. Further, the Common Shares are subject to contractual restrictions on transfer and are subject to forfeiture if the holder's franchise agreement or regional franchise license agreement is terminated. See "Summary of Operating Agreement/Description of Securities."

WE ANTICIPATE FUTURE LOSSES AND NEGATIVE CASH FLOW.

We have incurred operating losses and negative cash flow since our inception and we expect operating losses and negative cash flow to continue for the foreseeable future. We incurred a net loss of $0.2 million for the period from our inception in November 1999 through December 31, 1999. We anticipate our operating losses will increase because we expect to incur substantial expenses related to:

         -     marketing and advertising activities;

         - the expansion of our product offerings and editorial content in our online store;

         - the continued development of our online store and technology, as well as the systems that we use to process customers' orders and payments;

         - the expansion of our inventory management and distribution operations; and

         -     the hiring of additional staff to support our growth.

Our ability to become profitable depends on our ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels. In addition, our operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may harm our business or cause our operating results to fluctuate include the following:

         - our inability to manage and control the distribution of our products;

         - the amount and timing of operating costs and capital expenditures relating to the expansion of our operations;

         -     technical difficulties, system downtime or Internet brownouts;

         - the ability of our competitors to offer new or enhanced online stores, services or products;

         - fluctuations in the amount of consumer spending on educational toys and other products for children;

         - our inability to attract and retain customers at a reasonable cost;

         - decreases in the number of visitors to our planned online store or our inability to convert a sufficiently high percentage of visitors to our planned online store into customers;

         -     the lack of acceptance by customers of our mix of products;

         -     increases in the level of our product returns;

         -     increases in the cost of online or offline advertising;

         -     the failure to develop strategic marketing alliances;

         -     increases in shipping and delivery costs;

         -     price competition;

         - the inability to hire and retain qualified management personnel and employees;

         - conditions or trends in the Internet and the online commerce industries;

         - government regulations related to use of the Internet for commerce;

         - our inability to launch and maintain, upgrade and develop our online store, the systems that we use to process customers' orders and payments or our computer network;

         -     increased seasonality;

         - our inability to manage and control inventory levels or control inventory theft; and

         -     general economic conditions.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.

The online market for educational toys and other products for children is developing and evolving rapidly and intensely competitive. Several of our competitors have launched online stores within the past two years. We expect competition to intensify in the future because new competitors can enter our market with little difficulty and can launch online stores at a relatively low cost. Increased competition could result in price reductions and reduced gross margins, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We will compete with a variety of companies, including:

         - traditional store-based retailers of children's products, such as Toys "R" Us, KB Kids, Babies "R" Us, FAO Schwarz, Zany Brainy, Noodle Kidoodle, BabyGap, Gymboree, Imaginarium, The Right Start and local toy stores;

         - various online retailers of children's products, such as Amazon.com, eToys.com, RightStart.com, Kbkids.com,
               Smarterkids.com and Toysmart.com;

         - major discount retailers of products for children, such as Target, Wal-Mart and K-Mart;

         - online efforts of traditional retailers, including the online stores operated by Toys "R" Us, FAO Schwarz, Zany Brainy, Noodle Kidoodle, and Wal-Mart;

         - Internet portals and online service providers that feature shopping services, such as AOL, Yahoo!, Excite@Home and Lycos; and

         -     catalog retailers of toys and other products for children.

Several of our competitors have longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do, and many of them sell a much broader range of products. Many of these competitors can devote substantially more resources to online commerce than we can. Our competitors may also be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.

IF WE ENTER NEW BUSINESS CATEGORIES THAT DO NOT ACHIEVE MARKET ACCEPTANCE, OUR BUSINESS MAY SUFFER.

We plan to develop new departments and product categories, expand the breadth and depth of products and services we offer and expand our market presence through relationships with third parties. This planned expansion will require significant additional expenses and may strain our management, financial and operational resources. This type of expansion will also subject us to increased inventory risk. Any such expansion of our business that is not favorably received by consumers could require us to take significant inventory markdowns which could cause our results of operations to fall below expectations.

WE ARE SUBSTANTIALLY DEPENDENT ON OUR RELATIONSHIP WITH THE LEARNING EXPRESS, INC. AND ITS FRANCHISEES.

We have entered into a license agreement with The Learning Express, Inc. pursuant to which The Learning Express, Inc. has granted us an exclusive, world-wide, non-transferable, limited license to use the name "Learning Express," as well as all trademarks, service marks, trade dress, trade names, domain names and other source designations owned or used by The Learning Express, Inc., in connection with our online business. The license agreement may be terminated by The Learning Express, Inc. upon a continuing default by us or upon a bankruptcy or liquidation event of The Learning Express, Inc. or us.

We have also entered into a management services agreement with The Learning Express, Inc. pursuant to which we receive various services from The Learning Express, Inc., including assistance with Web site design and content, merchandise selection and procurement and advertising, marketing and design services. Our cost for these services might increase if the management services agreement is terminated. The Learning Express, Inc. may terminate the management services agreement on continuing default by us, or a bankruptcy or liquidation event of The Learning Express, Inc. or us. If the management services agreement is terminated we might not be able to find comparable suppliers capable of providing products and services on terms satisfactory to us or on terms as favorable to us as provided in the management services agreement. To the extent that The Learning Express, Inc. is unable to satisfy our requirements on a timely basis, our business, financial condition, results of operations and prospects could be affected adversely.

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
Because we entered into the license agreement and the management services agreement with The Learning Express, Inc. at the time that we were commonly owned, we believe that the terms of these agreements are more favorable to us than terms we could have obtained in the absence of such relationship. The termination of either of these agreements could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are offering the Common Shares to franchisees and regional owners of The Learning Express, Inc. who agree to amend their franchise/regional franchise license agreements with The Learning Express, Inc. and to agree to participate in and support the promotion of our Internet sales program. If the franchisees and/or regional owners do not amend their agreements and support our Internet sales program, our business, financial condition, results of operations and prospects may be adversely affected.

WE ARE SUBSTANTIALLY DEPENDENT ON OUR ARRANGEMENTS WITH OUR TECHNOLOGY PARTNER.

In lieu of developing our own in-house technology group, we have engaged a third-party technology firm to develop, maintain and enhance our Web site. Although we own or lease the computer hardware and own or license the software necessary to operate our Web site, our technology partner currently operates and maintains our Web site on a day-to-day basis. Our partner will also provide technological assistance to our third-party fulfillment facility and in-house logistics team, including the monitoring of credit card verification services, order shipment and inventory levels (to ensure that, to the extent practical, only in-stock products are displayed on our Web site). Our partner also helps us develop the online architecture for our new customer services, such as our planned personal shopper service, children's wish list, gift registry and events calendar. If we were to lose the services of our technology partner for any reason, we might not be able to locate and retain an adequate replacement on commercially reasonable terms in a timely manner, if at all. Accordingly, the failure of our technology partner to provide us with ongoing technology services could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our ability to improve the functionality of our Web site and support increased traffic depends on our ability to cost-effectively ramp up our Web site operations. Currently we are principally responsible for determining the hardware and software required to maintain and expand the functionality of our Web site. Because we believe our success will depend in large part on a high level of customer service, a failure by us or our third-party vendors to successfully anticipate the technology needs associated with our growth or a failure by us or our third-party vendors to implement appropriate upgrades to our Web site operations on a timely basis could have a material adverse effect on our business, financial condition, results of operations and prospects.

The competition for qualified technology personnel is intense, particularly in the Internet sector. We may be negatively impacted if we or our technology vendors are unable to hire qualified individuals or fail to successfully integrate and retain such individuals in our operation. We expect to move our Web site operations from their present location to another location operated by a third-party vendor. The move of our Web site operations could initially result in impaired response times to hardware or software problems as they arise, leading to potential Web site down-time over the transition period.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.

Since our inception, we have experienced negative cash flow and expect to experience significant negative cash flow from operations for the foreseeable future. In addition, our expenses have continued to increase, and we expect to increase our expenses significantly in future periods as we seek to build our business. As a result, we do not expect to be able to fund our operations from internally generated funds for the foreseeable future. Unanticipated expenses, poor financial results or unanticipated opportunities that require financial commitments could increase our need for additional capital. If we raise additional funds through the issuance of equity or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our Common Shares and Series A Convertible Preferred Shares and holders of Common Shares and Series A Convertible Preferred Shares may experience additional dilution. Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of business opportunities, continue to develop our online store or otherwise respond to competitive pressures would be significantly limited.

THE LOSS OF THE SERVICES OF ONE OR MORE OF OUR KEY PERSONNEL, OR OUR FAILURE TO ATTRACT, ASSIMILATE AND RETAIN OTHER HIGHLY QUALIFIED PERSONNEL IN THE FUTURE, COULD DISRUPT OUR BUSINESS.

The loss of the services of one or more of our key personnel could adversely affect our business. We depend on the continued services and performance of our senior management and other key personnel. The majority of our senior management has joined us since October 1, 1999, including our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer and our Vice President, Marketing and Business Development. Our future success depends on these officers effectively working together. We do not have "key person" life insurance policies or employment agreements covering any of our employees.

IF WE OR OUR SUPPLIERS ARE UNABLE TO OBTAIN SUFFICIENT QUANTITIES OF PRODUCTS FROM OUR VENDORS IN A TIMELY MANNER, OUR NET SALES WILL DECREASE.

We do not own or operate any manufacturing facilities. Instead, we depend on manufacturers and suppliers to provide us sufficient quantities of products at competitive prices. We currently anticipate buying our products from approximately 350 vendors. We do not have long-term or exclusive arrangements with any vendor or distributor that guarantee the availability of products to us. If we do not receive shipments in a timely manner, we may miss delivery deadlines, and our customers may subsequently cancel orders, refuse to accept deliveries or demand discounts. Additionally, certain vendors have limited or prohibited online sales of their products. Any of these circumstances could have a material adverse effect on our business, financial condition, results of operations and prospects.

IF WE EXPERIENCE PROBLEMS IN DISTRIBUTION AND FULFILLMENT, WE COULD LOSE CUSTOMERS.

We will rely on third-party service and product fulfillment providers for product shipments, including shipments to and from our distribution facility, as well as fulfillment and inventory services. We are therefore subject to risks, including employee strikes and inclement weather, associated with such shipment carriers' ability to provide delivery services to meet our shipping needs, and such product fulfillment providers' ability to pick and pack orders. In addition, if our primary shipment carriers or fulfillment providers fail to devote a sufficient number of employees or amount of space to us, our ability to deliver products in a timely manner could also be impaired. Our shipment carriers and product fulfillment providers may also depend upon temporary employees to fulfill our needs during peak periods, and sufficient temporary employees may not be available to ensure timely deliveries. Failure to deliver products to our customers in a timely manner could damage our reputation and brand name.

WE ARE DEPENDENT ON OUR MARKETING AND PARTNERING ARRANGEMENTS TO DRIVE TRAFFIC TO OUR ONLINE STORE TO GENERATE SALES.

We plan to rely on strategic alliances to attract users to our online store and promote our brand name. We expect to enter into alliances with a variety of companies, including a majority of Learning Express franchisees. We believe that such alliances will result in increased traffic to our online store. Our ability to generate net sales from our online store may depend on the increased traffic and brand name promotion that we expect to receive through these alliances. These alliances may not be maintained beyond their initial terms, and additional alliances may not be available to us on acceptable commercial terms, if at all. The inability to enter into new, or to maintain any one or more of our existing, significant strategic alliances could have a material adverse effect on our business, financial condition, results of operations and prospects.

IF WE DO NOT SUCCESSFULLY LAUNCH AND SUBSEQUENTLY EXPAND OUR ONLINE STORE AND THE SYSTEMS THAT PROCESS CUSTOMER ORDERS, WE COULD LOSE CUSTOMERS, AND OUR NET SALES COULD BE REDUCED.

Our success also will depend on our ability to launch our online store on a timely basis and rapidly expand our operations in order to accommodate expected increases in customer orders and traffic to our online store. If we fail to upgrade our Web site in a timely manner in order to accommodate increased traffic, we may lose customers, which would reduce our online sales. Furthermore, if we fail to expand the computer systems that we use to process and ship customer orders and process payments, we may not be able to successfully distribute customer orders.

OUR AFFILIATION WITH THE LEARNING EXPRESS, INC. AND ITS FRANCHISEES MAY CAUSE POTENTIAL CONFLICTS OF INTEREST.

LearningExpress.com Holdings LLC's limited liability company operating agreement as it will be in effect upon completion of this offering provides for a seven-member Board of Managers. Upon completion of this offering, the Board of Managers will consist of five members, including the Chief Executive Officer of LearningExpress.com, a representative appointed by The Learning Express, Inc. and three members who currently own Learning Express franchises. Although we have entered into binding agreements with The Learning Express, Inc. governing many aspects of our relationship with The Learning Express, Inc. and its franchisees, the ownership of The Learning Express, Inc. by one of our Managers and the ownership of franchises by one or more of our Managers could create conflicts of interest when those Managers are faced with decisions that could have different implications for us, The Learning Express, Inc. and Learning Express's franchisees, including potential acquisitions or dispositions of businesses, the issuance of securities, the election of new or additional Managers, the payment of distributions, commissions or royalties and other matters.

OUR BUSINESS RELIES ON FOREIGN PRODUCT SOURCES. WE MAY EXPAND OUR BUSINESS INTERNATIONALLY AND BECOME SUBJECT TO CURRENCY, POLITICAL, TAX AND OTHER UNCERTAINTIES.

A significant number of products we plan to purchase from domestic suppliers are manufactured abroad. In the future, we intend to explore international markets. As a result, we will be subject to risks associated with the purchase of products manufactured abroad and the conduct of business abroad, such as:

         - fluctuations in currency exchange rates that might affect the prices we pay for our products;

         - economic and political instability in foreign countries that might limit supply;

         -     transportation delays;

         - actions by foreign governments that restrict the number or increase the cost of exports;

         - the laws and policies of the United States affecting importation of goods, including duties, quotas and taxes;

         -     foreign trade and tax laws;

         -     foreign labor practices that may increase prices or limit supply;

         - reduced protections for intellectual property rights in some countries;

         -     opening and managing distribution centers abroad; and

         -     developing customer lists and marketing channels.

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
Our operating results will depend in part on our ability to manage such risks while still offering an attractive product mix at profitable prices. The realization of one or more of the risks listed above may interrupt or delay imports, substantially increase the cost of our imports or materially adversely affect our planned international business. If for any reason it becomes necessary to locate alternative product sources, the products available through those sources may be of lesser quality or more expensive than the products we otherwise would buy. Furthermore, expansion into international markets may present competitive and merchandising challenges different from those we will face in domestic markets. In addition, we may not expand internationally, and any such expansion may not result in profitable operations.

OUR INTERNET SALES COULD BE LIMITED IF OUR ONLINE SECURITY MEASURES FAIL.

Our relationships with customers would be adversely affected if the security measures that we plan to use to protect their personal information, such as credit card numbers, are ineffective. We plan to rely on security and authentication technology that we license from third parties. With this technology, we plan to perform real-time credit card authorization and verification with our credit card processor. We cannot predict whether the technology we use to protect a customer's personal information will fail. Under current credit card practices, we will be liable for fraudulent credit card transactions because we will not obtain credit cardholders' signatures. Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. We may not be able to prevent all security breaches. To the extent that we or our third-party contractors store and transmit proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability.

OUR ONLINE STORE WILL BE DEPENDENT ON THIRD-PARTY SOFTWARE AND SERVICES.

We have entered into a number of service agreements with third parties that supply software to operate, maintain and provide other services for our planned online store. We generally do not have long-term relationships with and have limited control over the companies that provide these third-party services. Although we believe that our service providers are reputable and dependable, such parties may not continue to perform such services, and it may not be possible to replace them on commercially acceptable terms, if at all.

The operation of our online store will be dependent on third parties for the following services:

         -     Internet and telecommunications systems (hosting);

         -     delivery services;

         -     inventory storage and handling;

         -     credit card processing;

         -     software services; and

         -     shopping cart and other Internet services.

OUR FACILITIES AND SYSTEMS ARE VULNERABLE TO NATURAL DISASTERS AND OTHER UNEXPECTED PROBLEMS. THE OCCURRENCE OF A NATURAL DISASTER OR OTHER UNEXPECTED PROBLEM COULD DAMAGE OUR REPUTATION AND BRAND NAME AND REDUCE OUR SALES.

Our business and net sales will depend upon third-party telecommunications, computer systems operated by our third-party vendors and our own computer systems, to receive and fulfill customer orders. Our facilities and systems may be damaged or interrupted due to fire, flood, power loss, telecommunications failure, security breaches, earthquakes and similar events. A natural disaster or other unanticipated problem could cause interruptions or delays in our business or cause us to lose data or render us unable to accept or fulfill customer orders. If any of these events occurs, our business and property insurance may not adequately compensate us for our resulting losses. In addition, our business, financial condition, operating results and prospects could be adversely affected.

Although we, along with our third-party service providers, are developing a disaster recovery plan for our online store, we currently do not have a formal disaster recovery plan to prevent delays arising from the failure of our information systems.

OUR INTELLECTUAL PROPERTY MAY NOT BE SAFEGUARDED, OR WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS.

The steps we take to protect our proprietary rights may be inadequate or insufficient to provide full protection. Our owned and licensed copyrights, service marks, trademarks, trade dress, trade secrets and other forms of intellectual property will be critical to our success. We will rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, business partners and others to protect our proprietary rights. However, a third party could copy or otherwise obtain our intellectual property without authorization. For example, employees, our business partners or consultants could breach their confidentiality agreements. In such a situation, we may not have adequate remedies for breach. Our inability to protect our proprietary rights may materially adversely affect our business, financial condition, results of operations and prospects.

We cannot predict whether third parties will assert infringement claims against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, even if they are without merit, we may face costly litigation, diversion of technical and management personnel or product shipment delays. As a result of any such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, or at all. If there is a successful claim of intellectual property infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business, financial condition, results of operations and prospects could be adversely impacted.

The United States Patent and Trademark Office has issued a federal trademark registration to The Learning Express, Inc. for "Learning Express." The Learning Express, Inc. has licensed to us the right to use the marks it owns and uses, including the trademark "Learning Express" and the related trade name for our online store. The Learning Express, Inc.'s trademarks are not registered in every country in which we plan to sell or may sell products. We may be unable to obtain trademark, service mark and copyright registration, or otherwise obtain effective protection for trademarks, service marks, copyrights and trade secrets in every country in which we plan to sell or may sell products and render services online either because the mark is unavailable or because the protective regimes are inadequate. Therefore, our efforts to protect our online proprietary rights may not be adequate, and our online business may be adversely affected. Also, it may be difficult or impossible to obtain registration for The Learning Express, Inc.'s marks for certain classes of goods and services if there has been prior use and registration of the marks by another party. While it may be possible in some instances to obtain registration through consent and license agreements, these may restrict the nature and extent of our business in certain countries. For example, in the United Kingdom, we are aware that it may be difficult to achieve registration for The Learning Express, Inc.'s "right start" mark for certain clothing items because of the prior use and registration of a "right start" mark for shoes.

IF WE ARE UNABLE TO ACQUIRE OR MAINTAIN OWNERSHIP OF NECESSARY INTERNET DOMAIN NAMES, OUR BRAND NAME AND REPUTATION COULD BE DAMAGED, AND WE COULD LOSE CUSTOMERS.

We have obtained a license to use the Web domain name www.learningexpress.com from The Learning Express, Inc. Governmental agencies and their designees regulate the acquisition and maintenance of domain names. Changes may occur in the regulation of domain names in the United States and in foreign countries in the near future. In the United States, such changes may include a transition from the current

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
system to a system which is controlled by one or more non-profit corporations. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain relevant domain names in all jurisdictions in which we wish to conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may not be able to prevent third parties from using similar domain names that decrease the value of our owned and licensed trademarks and other property rights and take customers away from our online site.

                          RISKS RELATED TO OUR INDUSTRY

OUR SUCCESS IN SELLING PRODUCTS ONLINE WILL DEPEND ON THE VIABILITY OF THE INTERNET.

Our success will depend on the acceptance of the Internet for commercial use. A number of issues concerning the commercial use of the Internet remain unresolved, including:

         -     transaction and data security;

         -     reliability;

         -     cost;

         -     ease of access;

         -     quality of service; and

         -     bandwidth availability.

Our business will be adversely affected if the Internet develops more slowly than expected as a commercial medium. In addition, companies that control access to Internet transactions through Internet connectivity, portal services or Web browsers could promote our competitors over us or charge us a substantial fee for providing traffic to our online store.

Because the Internet is still in a relatively early stage of development, there is no guarantee that consumers will use the Internet extensively for retail purchases. Consumer concerns about privacy and security may hinder the growth of Internet retailing and use of our online store.

The success of our online store also will depend on the development of an infrastructure for providing Internet access and services. The Internet could become an impracticable commercial medium due to delays in the development or adoption of new methods to handle greater Internet activity or due to greater governmental regulation. We are not certain that the infrastructure necessary to make the Internet a viable, long-term commercial marketplace will be developed. Even if such an infrastructure develops, we are not certain that the Internet will become a viable marketing and sales channel for our products.

The recent growth in the use of the Internet has caused frequent periods of impaired performance. As a result, routers and switches, telecommunications links and other components of the infrastructure of Internet service providers will need to be upgraded as use of the Internet continues to expand. Our ability to provide products to customers quickly and increase the scope of our service will depend on the speed and reliability of the networks operated by third parties. Consequently, the growth of the market for the products offered in our online store will depend upon improvements being made to the Internet to alleviate congestion. If the Internet does not continue as a viable, long-term commercial marketplace, our business, financial condition, results of operations and prospects will be materially adversely affected.

The rapid technological change and the emergence of new industry standards and practices related to the Internet could render our planned online store and related technology obsolete. Our performance will depend, in part, on our ability to do the following:

         - both license and internally develop leading technologies useful in our business;

         -     enhance our existing services;

         -     enhance and improve the functionality of our online store;

         - develop new services and technologies to keep up with the increasingly sophisticated and varied needs of prospective customers; and

         - respond to technological advances and emerging industry standards and practices in a cost effective and timely manner.

Developing our online store involves significant technical and business risks. We may not succeed in using new technologies effectively and may not succeed in adapting our planned online store, our systems that process customers' orders and payments and our computer networks to customer requirements or emerging industry standards. If for technical, legal, financial or other reasons we cannot adapt in a timely manner to the changing market conditions or customer requirements, or if our online store does not achieve market acceptance, our business, financial condition, results of operations and prospects would be materially adversely affected.

WE ARE SUSCEPTIBLE TO CHANGING ECONOMIC CONDITIONS.

Our business will depend substantially on middle- to upper-income individuals whose income may be adversely affected by changes in economic conditions. A prolonged economic downturn throughout the United States may decrease sales of our products and have a material adverse effect on our business, financial condition, results of operations and prospects.

WE ARE LIABLE FOR THE CONTENT AND PRODUCTS IN OUR ONLINE STORE.

We believe that our future success partially depends on our ability to deliver original and compelling descriptions and images about our products on the Internet as well as other information relevant to parents and childcare providers. As a publisher of online content, we may face liability for defamation, negligence, copyright, patent or trademark infringement, or other similar claims. We may also face liability for product liability claims on the merchandise we sell. Although we carry general liability insurance, our insurance may not cover these types of claims or may not be adequate to indemnify us for all our liability. If we are subject to liability that is not covered by insurance or that exceeds our insurance coverage, our results of operations will be materially adversely affected. In addition, our reputation and brand name may also suffer if we are faced with liability for the content on, or products in, our online store, even if such liability is covered by insurance.

WE ARE SUBJECT TO GOVERNMENT REGULATION.

Our products are subject to provisions of the Consumer Product Safety Act and the regulations issued thereunder. These laws authorize the Consumer Product Safety Commission (the "CPSC") to protect the public from products which present a substantial risk of injury. The CPSC can require the manufacturer of defective products to repurchase or recall such products. The CPSC may also impose fines or penalties on the manufacturer or retailer. Similar laws exist in some states, cities and other countries in which we market or plan to market our products. A recall of any of our products may materially adversely affect our business, financial condition, results of operations and prospects.

Laws and regulations directly applicable to Internet communications and commerce are becoming more prevalent. The United States Congress recently enacted Internet laws on children's privacy, copyrights and taxation. The European Union recently enacted its own privacy regulations. Laws governing the Internet, however, remain largely unsettled. It may take years to determine whether and how existing laws, such as those governing intellectual property, privacy, libel and taxation, apply to the Internet. The growth of the market for Internet commerce may result in more stringent consumer protection laws, both in the United States and abroad, that place additional burdens on companies conducting business over the Internet. The adoption of more laws may decrease the growth of the Internet. Such a slowdown may decrease our net sales, increase our cost of doing business or otherwise materially adversely affect our business, financial condition, results of operations and prospects.

In order to comply with new or existing laws regulating Internet commerce, we may need to modify the manner in which we do business, which may result in additional expenses. We may need to hire additional personnel to monitor our compliance with applicable laws. We may also need to modify our software to further protect our customers' personal information.

Our products and services will be available over the Internet in multiple jurisdictions. We may be required to qualify to do business as a foreign corporation in these jurisdictions because we sell products to numerous customers who reside there or because a Learning Express store may be located there. We may be subject to taxes and penalties if we fail to qualify as a foreign corporation in a jurisdiction where we are required to qualify. The future application of laws and regulations of jurisdictions whose laws do not currently apply to our business may have a material adverse effect on our business, financial condition, results of operations and prospects.

OUR SALES COULD DECREASE IF WE BECOME SUBJECT TO SALES AND OTHER SIMILAR TAXES.

If one or more states or any foreign country successfully asserts that we should collect sales or other similar taxes on the sale of our products for which we have not already collected such taxes, our results of operations could be materially adversely affected. We plan to collect sales and other similar taxes for physical shipments of goods into each state where a Learning Express store is located. Sales in other jurisdictions, however, may subject our shipments in such jurisdictions to sales taxes under current or future laws. If we become obligated to collect additional sales taxes, we will need to update our system that processes customers' orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. Any such upgrades will increase our operating expenses. In addition, our customers may be discouraged from purchasing products from us if they have to pay sales taxes, potentially causing our net sales to be lower than if we did not collect such taxes. We believe that many of our competitors do not collect sales tax on as widespread a basis as we plan to do. As a result, we may need to offer our products at lower prices to offer the same total cost to our customers, which may decrease our margins and reduce our prospects for profitability in order to retain our market share.

A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF THIS OFFERING WILL BE ALLOCATED FOR GENERAL WORKING CAPITAL.

A substantial portion of the net proceeds to us from the sale of the Series A Convertible Preferred Shares offered in this offering has been allocated to working capital and other general company purposes. This amount may increase substantially as other anticipated uses of net proceeds are reduced. The net proceeds may be utilized at the discretion of our Board of Managers. As a result, investors will not know in advance how such net proceeds will be utilized by us.

THE ISSUANCE OF ADDITIONAL PREFERRED SHARES WITH TERMS SET AT THE DISCRETION OF OUR BOARD OF MANAGERS COULD DILUTE THE INTERESTS OF EXISTING EQUITY HOLDERS.

Following this offering, our Board of Managers will have the authority to issue additional preferred shares, without any vote by LearningExpress.com Holdings LLC's then existing equity holders, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of such shares. Since any such additional preferred shares could be issued with voting, liquidation, distribution and other rights superior to those of our Common Shares and Series A Convertible Preferred Shares, the rights of the holders of our Common Shares and Series A Convertible Preferred Shares will be subject to, and may be adversely affected by, the rights of the holders of any such preferred shares.

                              PLAN OF DISTRIBUTION

PROCEDURE FOR AMENDMENT OF FRANCHISE AGREEMENTS AND REGIONAL FRANCHISE LICENSE AGREEMENTS AND RECEIPT OF COMMON SHARES

Each franchisee and regional owner which wishes to receive the Common Shares offered by this prospectus should execute a "LearningExpress.com Holdings LLC First Amended and Restated Operating Agreement" on the page indicating "Common Members" and either an "Amendment to Franchise Agreement" or an "Amendment to Regional Franchise License Agreement," each in the form enclosed with this preliminary prospectus, and return them to us at:

LearningExpress.com Holdings LLC
Devens Business Community
29 Buena Vista Street
Ayer, MA  01432
Attn:  Chief Executive Officer

We are not permitted by the Securities Act of 1933 and the rules of the Securities and Exchange Commission thereunder to issue the Common Shares to franchisees and regional owners until the registration statement relating to this prospectus has been declared effective by the Securities and Exchange Commission. Accordingly, until the registration statement relating to this prospectus has been declared effective and a final prospectus, together with the operating agreement and the franchise agreement amendment or regional franchise license agreement amendment, as the case may be, bearing your signature and also executed by The Learning Express, Inc., in the case of the amendments, and LearningExpress.com Holdings LLC, in the case of the operating agreement, have been delivered to you, the amendments and the operating agreement will not be binding upon you. Prior to such effective date, execution and delivery, you may withdraw your executed amendment and operating agreement at any time by indicating to us in a written notice received by us at the above address or sent to us by fax at (978) 889-1010 that you do not wish to continue with the amendments and receive the shares. If you do not so withdraw, the amendments and operating agreement, if executed and delivered by you to LearningExpress.com Holdings LLC, will become binding agreements after the registration statement relating to this prospectus has been declared effective and the final prospectus and executed amendment and operating agreement are sent or delivered to you. The operating agreement executed by LearningExpress.com Holdings LLC will evidence your ownership of Common Shares. Common Shares are not being offered to franchisees and regional owners in California until the approval process pursuant to the California Franchise Investment Law relating to the franchise and regional owner amendments has been completed.


PROCEDURE FOR SUBSCRIPTION FOR SERIES A CONVERTIBLE PREFERRED SHARES

Franchisees, regional owners and others who wish to purchase Series A Convertible Preferred Shares should execute a "LearningExpress.com Holdings LLC First Amended and Restated Operating Agreement" on the page indicating "Series A Members" and a "Subscription Agreement for Series A Convertible Preferred Shares," each in the form to be enclosed with the final prospectus that we will send to you after the registration statement relating to this prospectus is declared effective by the Securities and Exchange Commission, and return them to us at:

LearningExpress.com Holdings LLC
Devens Business Community
29 Buena Vista Street
Ayer, MA  01432
Attn:  Chief Executive Officer

We are not permitted by the Securities Act of 1933 and the rules of the Securities and Exchange Commission thereunder to issue and sell the Series A Convertible Preferred Shares until the registration statement relating to this prospectus has been declared effective by the Securities and Exchange Commission. We are permitted to accept indications of interest before such effective date. Until the registration statement relating to this prospectus has been declared effective, a final prospectus has been delivered to you and you have executed the subscription agreement and the operating agreement, any indications of interest that you communicate to us will not be binding upon you. Accordingly, prior to such effective date, execution and delivery, you may withdraw your indication of interest by indicating to us in a written notice received by us at the above address or sent to us by fax at
(978) 889-1010 that you do not wish to purchase the shares. After the registration statement relating to this prospectus is declared effective and you have executed a subscription agreement and operating agreement and mailed them to us, the amount of your subscription will then be due to LearningExpress.com Holdings LLC and will be payable by certified check or wire transfer. Upon receipt of your payment, we will deliver to you the operating agreement executed by LearningExpress.com Holdings LLC, which will evidence your ownership of the Series A Convertible Preferred Shares you purchased. The Series A Convertible Preferred Shares are not being offered to franchisees and regional owners in California until the approval process pursuant to the California Franchise Investment Law relating to the franchise and regional owner amendments has been completed.

The Common Shares and Series A Convertible Preferred Shares are being offered and sold primarily through the efforts of LearningExpress.com Holdings LLC.

We are using __________________ as a selling agent in the following states:

         -     Alabama
         -     Arizona
         -     Connecticut
         -     Illinois
         -     Indiana
         -     Iowa
         -     Massachusetts
         -     Minnesota
         -     Montana
         -     New Hampshire
         -     New Jersey
         -     Oregon
         -     Pennsylvania
         -     South Dakota

We will pay _________________ a fee of $_____________ for its services as selling agent. The amount of the fee is not dependent upon any minimum amount of our securities being sold in this offering.

We reserve the right to amend or terminate this offering at any time prior to its completion and to reject any subscription for Common Shares or Series A Convertible Preferred Shares, in whole or in part.


                                 USE OF PROCEEDS

There will be no cash proceeds from the issuance of the Common Shares to franchisees and regional owners of The Learning Express, Inc.

We estimate that the proceeds to LearningExpress.com Holdings LLC from the sale of the Series A Convertible Preferred Shares, assuming the sale of all of the Series A Convertible Preferred Shares and after deduction of the estimated expenses of the offering, will be $2,525,000. Of the estimated net proceeds from the sale of the Series A Convertible Preferred Shares, we intend to use approximately $500,000 for the development and launch of our online store, approximately $1,000,000 for marketing and advertising and approximately $1,025,000 for other general company purposes, including working capital and capital expenditures. This allocation is only an estimate, and we may adjust it as necessary to address our operational needs in the future. Pending such uses, we intend to invest the net proceeds of the sale of the Series A Convertible Preferred Shares in short-term, interest-bearing, investment-grade securities.


                               DISTRIBUTION POLICY

Holders of Common Shares and Series A Convertible Preferred Shares may be entitled to receive a cash distribution, to the extent of available cash, to cover their estimated tax liability resulting from any taxable income of the issuer allocated to the holders. Any such distributions will be treated as advances against any distributions they might otherwise receive. With the exception of any such tax distributions, the issuer does not expect to make distributions in the foreseeable future.


                         DETERMINATION OF OFFERING PRICE

The offering price of the Series A Convertible Shares has been arbitrarily determined by us and bears no relationship to our assets or our book value or to any other recognized criteria or value.


                                 CAPITALIZATION

The following table sets forth the capitalization of LearningExpress.com Holdings LLC as of December 31, 1999. The "actual" column reflects our capitalization as of December 31, 1999, without any adjustments to reflect subsequent events or anticipated events. The "pro forma" column reflects our actual capitalization as of December 31, 1999 with adjustments for the receipt of net proceeds of $732,150 from our sale of 428,572 Series A Convertible Preferred Shares subsequent to December 31, 1999 and estimated net proceeds of $2,525,000 from our sale in this offering of an additional 1,550,000 Series A Convertible Preferred Shares. The information presented in the table below is qualified by, and should be read in conjunction with, our financial statements and the related notes thereto included elsewhere in this prospectus.


                                                                                         AS OF DECEMBER 31, 1999
                                                                                         ACTUAL            PRO FORMA
Current Portion of Long-Term Debt                                                     $    60,793         $    60,793
Long-Term Debt                                                                            689,207             689,207

Members' Equity (Deficiency):
     Series A Convertible Preferred Shares, -0- shares issued and
       outstanding, actual; 2,150,000 shares issued and outstanding, pro forma                 --           3,550,000
     Common Shares, -0- shares issued and outstanding, actual; 2,626,000
       shares issued and outstanding, pro forma                                                --                  --
     Members' Contributions                                                               195,987                  --
     Net Income (loss)                                                                   (220,584)           (220,584)
                                                                                      -----------         -----------
         Total Members' Equity                                                            (24,597)          3,329,416
                                                                                      -----------         -----------
         Total Capitalization                                                         $   725,403         $ 4,079,416
                                                                                      ===========         ===========

                      SELECTED CONSOLIDATED FINANCIAL DATA

LearningExpress.com LLC was organized in November 1999 as a Delaware limited liability company to serve as the e-commerce distribution channel of The Learning Express, Inc., a retail toy franchise with approximately 160 stores throughout the United States. LearningExpress.com Holdings LLC, the issuer in this offering, was organized in April 2000 as a Delaware limited liability company to hold 70.5% of the shares of LearningExpress.com LLC and the entire residual interest of Learning Express.com Incentive Plan LLC, which in turn holds 29.5% of LearningExpress.com LLC. Presented below is selected financial data for LearningExpress.com LLC as of December 31, 1999 and for the period then ended. The selected financial data should be read in conjunction with our "Management's Discussion and Analysis of Financial Condition and Results of
Operations: and financial statements and related notes included elsewhere in this prospectus. The statement of operations data for the period ended December 31, 1999 and the balance sheet data at December 31, 1999 are derived from our audited financial statements appearing elsewhere in this prospectus. Historical results are not indicative of the results to be expected in the future.

                                                                            Period From November 5, 1999
                                                                               (Date of Inception) to
                                                                                  December 31, 1999
              Statement of Operations Data:
                    Net sales                                                         $     ---
                    Income (loss) from continuing operations                          ( 220,584)

                                                                                  December 31, 1999
              Balance Sheet Data:
                    Total assets                                                       $927,854
                    Total long-term debt, net of current portion                        689,207
                    Total redeemable stock                                                  ---
                    Total members' equity (deficiency)                                  (24,597)

                      MANAGEMENT'S DISCUSSIONS AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LearningExpress.com LLC was organized in November 1999 as a Delaware limited liability company to serve as the e-commerce distribution channel of The Learning Express, Inc., a retail toy franchise with approximately 160 stores throughout the United States. LearningExpress.com Holdings LLC, the issuer in this offering, was organized in April 2000 as a Delaware limited liability company and holds 70.5% of the shares of LearningExpress.com LLC and the entire residual interest of Learning Express.com Incentive Plan LLC, which in turn holds 29.5% of LearningExpress.com LLC.

We have not had any revenues to date and we expect that our expenses will exceed any revenues we may have for at least the next twelve months. We estimate that the proceeds from this offering of our Series A Convertible Preferred Shares together with our revenues, if any, from our online store will allow us to continue operations for approximately five months. Therefore, it will be necessary for us to raise additional capital in the future. Any additional equity financings may be dilutive to our stockholders and the necessary funds may not be available to us on acceptable terms, if at all. Should we be unable to raise additional capital on acceptable terms, there is substantial doubt that we will be able to continue as a going concern.

In December 1999, we entered into a loan agreement with USTrust whereby USTrust loaned us $750,000. The loan has an annual interest rate of 9% and a term of 5 years. To date, we have been using the proceeds of the loan to cover our expenditures for the initial organization of the issuer and its subsidiaries, for the establishment of relationships with our business partners and for preparation for the launch of our Web site, planned for the Spring or Summer of 2000. Until the completion of this offering, we plan to fund our operations with the net proceeds of a private placement of 600,000 of our Series A Convertible Preferred Shares completed on April 13, 2000, consisting of approximately $1,025,000.


                                    BUSINESS

Company Overview

LearningExpress.com was established to serve as the e-commerce distribution channel of The Learning Express, Inc., a franchisor of approximately 160 neighborhood toy stores located throughout the United States. We plan to launch our online store in Spring 2000 as part of our company Web site, www.learningexpress.com. Our carefully selected assortment of high-quality specialty toys and other children's products are intended to meet the standards of parents who prefer that toys, games and other products be fun, educational, stimulating and non-violent. We are dedicated to providing our customers with a unique online shopping experience by offering a carefully selected assortment of products and providing a high level of customer service and important information which we believe helps parents raise happy, healthy children.

We have entered into a license agreement and a management services agreement with The Learning Express, Inc. We believe our relationship with The Learning Express, Inc. and its franchisees combined with our planned online store provides us with a meaningful multi-channel marketing advantage relative to online-only retailers in our market. The Learning Express, Inc. was founded in 1987 by Sharon DiMinico and is the nation's largest franchisor of specialty toy stores with approximately 160 stores in 35 states. The Learning Express, Inc. has franchised approximately 125 toy stores in the last three years and expects to franchise approximately 25 to 35 new stores in 2000. The Learning Express, Inc. also designs and produces a holiday catalog and five bi-monthly mini catalogs featuring carefully selected products. The Learning Express, Inc. and its store owners expect to distribute approximately 5.5 million regular catalogs and 3.75 million mini catalogs promoting LearningExpress.com's e-commerce site during 2000. In addition, through our relationship with The Learning Express, Inc. and its store owners, LearningExpress.com will have access to proprietary customer lists containing approximately 750,000 customer names.

We believe our advantages include brand name recognition, established relationships with Learning Express Inc.'s customers and vendors, cross-marketing opportunities, customer convenience, preferred partnering arrangements, customer care and merchandising expertise. We plan to provide a number of customer services aimed at bringing the specialty retail experience of Learning Express retail stores to our online customers, including gift wrapping, same-day shipping and in-stock availability of products featured in our online store, a VIP customer program, 24-hour customer service and live online help, product returns to Learning Express retail stores and editorial content, including parenting articles.

We believe we will be able to develop parental trust through our relationship with The Learning Express, Inc. and by offering a pre-selected assortment of high-quality specialty toys and other products for children. In adhering to our "best of breed" approach, we carefully select products, to ensure that each of the products we offer meets our standards for quality, safety and developmental value. Our product offerings will include an assortment of children's developmental and educational toys and other products. We plan to offer products selected from well-known brands such as Alex(R), Brio(R), Meade(R), Playmobil(R), Rokenbok(R), Tiny Love(R) and Lamaze(R). We carefully select these products from a highly fragmented group of approximately 350 vendors. Under the terms of the management services agreement with The Learning Express, Inc., we will have access to sales and product information aggregated from Learning Express stores. Because our select product line of high-quality developmental and educational products for children excludes most mass-market toys, we believe we achieve higher gross margins relative to online-only retailers in our market.

We believe that the net proceeds from the sale of the Series A Convertible Preferred Shares offered in this offering will allow us to complete the development and launch of our online store. We anticipate it will be necessary for us to raise additional funds after we launch our online store in order to market and promote our Web site prior to and during the 2000 holiday season.

Industry Overview

   The Market for Developmental and Educational Products for Children

The market for developmental and educational products for children encompasses a wide selection of product categories. This market includes a full assortment of children's developmental and educational toys, books, software, music, videos, sports equipment, nursery and kids' room accessories and travel accessories. Within each category, we sell only those products that are consistent with our mission to provide high-quality developmental, educational and other products for children. Our focus has been on products in the birth-to-twelve age category.

   Current Retail Channel for Developmental and Educational Toys and Other Products for Children

We believe that the current retailers of developmental and educational toys and other products for children can be categorized as follows:

         -        traditional store-based children's product retailers;

         -        various online retailers of children's products;

         -        major discount retailers of children's products;

         - online efforts of traditional store-based retailers of children's products;

         - Internet portals and online service providers that feature shopping services; and

         -        catalog retailers of products for children.

We believe that we will distinguish ourselves from traditional store-based retailers and online retailers of products for children by offering a focused assortment of children's developmental and educational toys and other products carefully selected with regard to quality, safety and developmental value. As a specialty retailer, we will focus on providing high levels of customer service. In addition, we believe our relationship with The Learning Express, Inc. provides us with meaningful advantages relative to online-only retailers in our market in terms of brand name recognition, relationships with customers, cross-marketing opportunities, vendor relationships, customer convenience, preferred partnering arrangements, customer care and merchandising expertise.

The LearningExpress.com Advantage

We believe our relationship with The Learning Express, Inc., its approximately 160 franchised specialty toy stores located throughout the United States and its widely distributed catalog, which has been in existence since 1995, provide us with a meaningful multi-channel marketing advantage relative to other online retailers in our market. We believe our advantages include:

         - Superior Brand Name Recognition. Through Learning Express Inc.'s network of 160 franchised retail stores and its widely distributed catalog, the "Learning Express" brand name has been associated with high-quality developmental and educational toys for children and high levels of customer service for nearly 13 years. We believe The Learning Express, Inc. has built a level of trust with parents and that the strength of the "Learning Express" brand name is a significant motivating factor in attracting customers, especially those who may be making their first online purchases. We intend to leverage this existing brand name presence in marketing our online store. We expect that the costs associated with attracting customers will be lower than other online retailers due in part to our superior brand name recognition.

         - Established Relationships with Our Target Customers. Over the last 13 years, The Learning Express, Inc. and its store owners have built a high level of trust and brand awareness among parents. The Learning Express, Inc.'s retail stores focus primarily on the infant to twelve-year-old age category. We believe that our focus on parents of infants and young children will allow us to capture our target customers at an early stage in their child's development. We believe this opportunity to establish first contact with consumers will allow us to develop a strong customer relationship with parents before many of our competitors and continue to serve our customers as their children grow. Through our relationship with The Learning Express, Inc. and its store owners, we will be able to leverage information collected by The Learning Express, Inc. retail stores to identify potential new LearningExpress.com customers. We expect to have access to the stores' proprietary customer lists containing approximately 750,000 customer names representing Learning Express's core group of repeat customers.

         - Cross-Marketing Opportunities. The Learning Express, Inc.'s existing network of 160 franchised specialty toy stores, its plans to franchise between 25 and 35 additional stores in 2000 and its widely distributed catalog provide us with substantial multi-channel marketing opportunities. Learning Express store owners will be encouraged to support all three distribution channels, including our online store and the Learning Express catalog. Visitors to Learning Express retail stores will be greeted with in-store signage advertising LearningExpress.com. In addition, customers will receive copies of the Learning Express catalog and bi-monthly newsletters featuring the URL for LearningExpress.com as well as discount coupons and other incentives designed to encourage customers to shop online at LearningExpress.com. Due to physical space limitations, the average Learning Express store offers customers approximately 3,500 stock keeping units ("SKU's"). Through kiosks located in participating Learning Express stores, customers will have access to many additional products carried by LearningExpress.com but not available in the local store. In addition, LearningExpress.com will be featured on approximately 5.5 million catalogs and 3.75 million bi-monthly mini catalogs to be distributed by Learning Express store owners in calendar year 2000.

         - Vendor Relationships. We expect to obtain products from a highly fragmented group of manufacturers and suppliers. The Learning Express, Inc. has nearly 13 years of experience in our market and has developed a network of approximately 350 vendors. We expect to be able to leverage this existing product procurement infrastructure, knowledge and experience through our relationship with The Learning Express, Inc. Our combined purchasing requirements should provide us access to vendor promotions and discounts that would not otherwise be available. We believe our vendor relationships give us a significant advantage in competition with online-only retailers in our target market.

         - Customer Convenience. Customers who purchase our products online will be able to return them at any of the Learning Express retail stores whose owners have executed franchise agreement amendments, a convenience not offered by catalog only or online-only retailers. Additionally, our customers will be able to visit Learning Express's retail stores to experience the touch and feel of a selection of our products that they may purchase online at LearningExpress.com through a kiosk in participating Learning Express stores or from home.

         - Preferred Partnering Arrangements. We believe LearningExpress.com and The Learning Express, Inc., together with the Learning Express franchised retail stores, will be one of the largest integrated retailers in the specialty market for developmental and educational toys and other products for children. We believe our relationship with The Learning Express, Inc. gives us substantial advantages in developing marketing arrangements with preferred partners. In addition to exposure on our online store, our relationship with The Learning Express, Inc. will allow us to offer to our partners retail store presence, access to The Learning Express, Inc.'s customer list and possible inclusion in The Learning Express, Inc.'s direct mail advertising. Our online competitors who lack these offline relationships cannot offer this type of extensive cross-promotion.

         - Outstanding Customer Care. Key members of our management team have extensive experience with Learning Express and other specialty retailers. As a result, we understand the high level of customer service that specialty retail customers expect. Our target customers are middle- to upper-income purchasers of children's products who have high expectations about the quality of their shopping experiences. It is our long-term business strategy to offer customers shopping in our online store a similar level of prices, promotions and services offered in offline Learning Express stores. This consistent pricing approach, together with the other services we plan to offer, is intended to increase the rate at which we convert visitors to our online store into LearningExpress.com customers. At LearningExpress.com, we plan to provide a number of services aimed at bringing the specialty retail experience to our online customers, including:

                  -        gift wrapping and gift cards;

                  -        frequent buyer program;

                  -        gift registry service;

                  -        gift reminder service;

                  -        kid's wish list;

                  -        kids' club house games and activities;

                  - same-day shipment on orders placed before 2 p.m., Eastern time;

                  - in-stock availability of products featured in our online store;

                  - knowledgeable customer service available 24 hours a day, seven days a week via email and our toll-free phone number;

                  - live online help for personalized service available 24 hours a day, seven days a week;

                  -        online order tracking and email confirmation;

                  - product returns through the mail or through any participating Learning Express retail store;

                  -        product selection services such as our Toy Wizard;
                           and

                  - editorial content, including toy reviews, safety recall notices and parenting articles from respected parenting periodicals.


         - Merchandising Expertise and Focused Product Selection. We believe that The Learning Express, Inc. has developed parental trust by offering a pre-selected assortment of high-quality developmental, educational and other products for children and that LearningExpress.com will enjoy similar parental trust. In adhering to The Learning Express, Inc.'s "best of breed" approach, we will carefully select products from over approximately 350 vendors to ensure that each of the products we offer will meet our standards for quality, safety and developmental value. As a result, we will offer an assortment of products not offered by mass-market retailers. Our product offerings will include an assortment of children's developmental and educational toys, books, software, music, videos, sports equipment, kids' room accessories and travel accessories. As a result of our relationship with

                  The Learning Express, Inc. and its franchisees, we have access to sales, product and other information. During 1999, The Learning Express, Inc. designed and implemented an intranet to facilitate the exchange of sales, product and other information by its store owners. The Learning Express, Inc. store owners are continually searching for unique, high-quality products to add to their merchandise assortment. Their search results are shared with other store owners via the intranet.

Our Growth Strategy

         We have created a multi-faceted growth strategy that is designed to leverage our brand name and increase sales from existing The Learning Express, Inc. as well as new customers. Key components of our strategy include:

         - Expand Product Offerings in Existing Departments Within Our Online Store. We are dedicated to providing our customers with a full assortment of high-quality developmental and educational toys and other products for children. In addition to selecting new items from existing suppliers, we also intend to offer products from additional, high-quality suppliers. We will continue to adhere to The Learning Express, Inc.'s standards for quality, safety and developmental value as we select new products.

         - Launch New Departments Within Our Online Store. We believe there is a significant opportunity to leverage the "Learning Express" brand name and our customer base beyond products for children through age twelve years old. We have designed our online store so that we can continue to grow as our customers' children grow by adding new departments and categories within our online store. Additionally, we intend to form alliances with third parties to develop online boutiques accessible from our online store that will offer products in specialized categories such as top-line juvenile furniture, bicycles and outdoor play equipment.

         - Enhance Customer Care. We are committed to providing high levels of service to our customers in order to enhance and personalize their shopping experiences. In addition to the numerous services we plan to offer at the launch our online store, including gift wrapping, guaranteed same-day shipping and in-stock availability of products featured in our online store, 24-hour customer service and live online help, product return to Learning Express stores and editorial content including parenting articles, we intend to add features to our online store such as a personal shopper service, a children's wish list and a gift registry. We also plan to offer additional services aimed at promoting repeat visits to our online store, including an events calendar, a gift reminder service and a frequent buyer program. We believe that by enhancing the online experience, we will increase the rate at which we convert visitors to our online store into customers.

         - Establish Additional Strategic Alliances. We believe there is a significant opportunity to gain new online customers and enrich our product offerings by forming strategic alliances with companies that share a similar customer base, especially companies that focus on providing goods or services to women with young children. We believe that strategic alliances provide us with a cost-effective method for reaching new customers and generating additional sales. We are currently exploring strategic alliances with companies in the following sectors: online greeting cards, Internet portals, financial service providers, personal health services, education, travel, children's furniture, outdoor play equipment and online music. We are also exploring opportunities to create boutiques within our online store that would carry such items as furniture, outdoor play equipment and other high-quality children's items.

         - Expand into Select International Markets. We intend to explore additional international markets where we believe demand for our products will be strong. We believe that there are significant opportunities for expansion due to the vast size, highly fragmented nature and early development stage of many international retail markets for our products. We believe our advanced merchandising, marketing and fulfillment capabilities would give us a competitive advantage as these international Internet markets begin to develop.

Our Online Store

Our online store will provide our customers with an easy to use, convenient and informative way to shop for developmental and educational toys and other products for children. In addition to ordering products, a customer will be able to browse the different departments within our online store, conduct targeted searches, view recommended products, read parenting and child-related articles, visit our gift registry, participate in promotions and check order status. Our online store will include:

         - Our Departments. Our online store will be organized into departments based on product categories. Within each department, we will organize products into different subcategories. In addition, our online store will feature advanced search technologies which make it easy for customers to locate products based on selected criteria. For example, a customer will be able to search by any combination of age, category, brand name or keyword.

         - Customer Services. We plan to offer our customers a number of services that we believe are not available through many other online retailers. For example:

                  - We plan to provide gift wrapping and gift cards for online purchases, other than oversized items. Customers will be able to select from a variety of gift wraps and personalize their own gift cards for each of their purchases.

                  - We plan to provide personalization services on many products for a reasonable cost.

                  - We plan to ship customer orders within 24 hours of order placement, and we plan to guarantee that product orders placed before 2 p.m., Eastern time, will be shipped from our distribution facility the same day that we receive the order.

                  - We will guarantee in-stock availability of products featured in our online store. We believe there is a significant competitive advantage in being able to consistently fulfill our customers' order requests on a timely basis.

                  - We plan to have knowledgeable customer service representatives that will be available 24 hours a day, seven days a week via email and our toll-free phone number. In addition, the customer service area of our online store will provide extensive information about using the Web site and will provide answers to our customers' most frequently asked questions.

                  - We expect to have a live online customer support service available 24 hours a day, seven days a week.

                  - We plan to provide online order tracking and] product returns directly through the mail and through Learning Express retail stores. We also will have a store locator feature within our online store that will allow customers to easily find the store nearest to them.

                  - We will provide product selection services to assist customers in making purchases. We will highlight best-selling products. Product pictures will be large and colorful, making them easy to view. We will provide customers with a product's skill rating, awards, recommended accessories and related items.

         - Editorial Content. Our online store will feature select editorial content designed to provide useful and fun information that will complement our products and assist visitors to our online store with purchase decisions.

We believe the customer presentation on our Web site is unique, with a less aggressive commercial look. We plan to use more graphics, colors and animation than many of our competitors. We believe our user friendly presentation will be valued by our customers and it will give us a competitive advantage.

Products and Merchandising

We believe that our "best of breed" approach and extensive merchandising expertise will result in a unique product selection unmatched by other online or traditional store-based retailers. Our goal is to develop parental trust by providing a pre-selected assortment of high-quality developmental, educational and other products for children, including developmental and educational toys, books, software, music, videos, sports equipment, nursery and kids' room accessories and travel accessories. We have carefully select products to ensure that each of the products we offer meets our standards for quality, safety and developmental value. As a result, we will offer an assortment of products not offered by mass-market retailers. We plan to offer products selected from well-known brands such as Alex(R), Brio(R), Meade(R), Playmobil(R), Rokenbok(R), Tiny Love(R) and Lamaze(R). We will obtain these products from a highly fragmented group of approximately 350 vendors. We believe that our ability to leverage the existing strong, long-term vendor relationships of The Learning Express, Inc. will provide us with a competitive advantage.

Our product offerings will continue to expand as we add new high-quality products to serve our customers. We plan to expand our product offerings by introducing additional product categories for children through age twelve years old such as bicycles, children's furniture and outdoor play equipment. Our product line will also be available to customers through kiosks to be located in Learning Express's retail stores.

Our merchandising team will continue to work closely with The Learning Express, Inc.'s merchandising staff and store owners to locate, evaluate and market new products. We believe that, due to our strong brand presence and our established relationships with our vendors, we will often obtain information about new products ahead of our competitors and we will be able to regularly introduce new products and product lines to our customers. In addition, we will regularly update our online store and catalogs in order to encourage repeat shopping, respond to customer demands and promote top-selling products.

Marketing and Promotion

We have designed our marketing and promotional strategy to increase consumer traffic to our online store, promote repeat purchases and develop strong customer loyalty. We believe that our use of the established Learning Express brand name will allow us to engage in highly targeted marketing and promotional activities directed at purchasers of high-quality developmental and educational toys and other products for children and will minimize our need to devote resources to general branding efforts. Our marketing and promotional program includes strategic partnering relationships, affiliate relationships, direct marketing, offline and online advertising and cross-promotional activities with The Learning Express, Inc. and its store owners.

         - Direct Marketing. We plan to engage in several forms of direct marketing, allowing us to individually target potential customers and leverage our direct marketing expertise. Our direct marketing initiatives will include mailings to our customers and targeted non-customers, as well as mailings to customers of Learning Express retail stores. In addition, we plan to engage in focused online direct marketing, including sending periodic emails to all the customers on our mailing list and selectively emailing targeted non-customers. We also plan to conduct cross-promotional marketing activities with consumer products companies, financial services companies, entertainment companies and others. Our Web site will also be promoted through approximately 5.5 million catalogs and 3.75 million mini catalogs that The Learning Express, Inc. and its store owners expect to distribute in calendar year 2000.

         - Offline Advertising. We are considering numerous forms of offline advertising that target our customer base, including broadcast and print media.

         - Online Advertising. We intend to enter into marketing relationships that provide targeted online advertising.

         - Strategic Partner Program. We are currently exploring strategic alliances with several companies and have targeted the following sectors: entertainment, children's shoes, travel, children's clothes, online greeting cards, Internet portals, financial service providers, personal health services, education, consumer products, magazines, charities and non-profit organizations. Our strategic partners will be provided with access to our customers through online links, direct marketing mailings, joint programs with Learning Express retail stores and the placement of promotional materials in product shipments. In exchange, we typically will receive online and offline promotional exposure from our strategic partners. We believe that our strategic partner relationships will provide us with a cost-effective way to promote our online store.

         -        Promotion Through Learning Express Retail Stores and Catalog.
                  We plan to leverage our affiliation with The Learning Express, Inc.'s franchised retail stores and catalog to market and promote our online store. For example, we expect that LearningExpress.com will be featured prominently in Learning Express's retail stores and in Learning Express catalogs and mini catalogs. In addition, inserts promoting LearningExpress.com will be provided to Learning Express stores for placement in customers' shopping bags.

Key Contracts

         -        Fulfillment and Call Center Operations

We plan to guarantee that any order we receive by 2 p.m., Eastern time, will be delivered to a shipment carrier the same day. We have reached an agreement in principle with a third party fulfillment and call center partner to provide fulfillment and call center services for us 24 hours a day, seven days a week. Orders will be automatically transmitted from our online store over a secure connection to our partner's fulfillment center where our partner's warehouse management system will optimize the pick, pack and ship process. Our online store will also transmit to our fulfillment partner the customer's gift wrap choices, gift messages and delivery information. We plan to offer three levels of shipping service: next-day delivery, two-day delivery and ground delivery. We expect to provide service to all 50 states and United States territories through United Parcel Service and the United States Postal Service. In addition, we plan to offer an order tracking service for our customers on our online store. Each day, we will receive data back from our fulfillment partner regarding the receipt of new inventory, shipping, inventory quantities and inventory location, which will enable us to confirm the availability of the products on our online store. Product returns will be processed by our fulfillment partner and by the Learning Express stores.

Our fulfillment partner will also provide call center services for customer support for our online store and assist with product returns. Customer support will initially be provided by e-mail, a toll-free telephone number and by mail. In the future, we plan to provide live online help to our customers through a third party service provider.

We expect to reach a final agreement with our fulfillment and call center partner in early May, 2000. If, however, we are unable to reach an agreement, we believe alternative distribution, fulfillment and call center providers are available to provide us with the necessary services we need. There can be no assurance, however, that our inability to reach an agreement with the fulfillment and call center partner we have chosen would not impair our ability to ship products and manage our inventory levels.

         -        Operations and Technology

We have engaged an experienced Internet consulting firm, Miller Systems, Inc., to develop the underlying technology and systems of our Web site. Miller Systems has extensive experience in building data driven, dynamic, Web-based, self-administered business applications. Through our ongoing relationship with Miller Systems, we have implemented and will continue to implement a broad array of scalable site management, search, customer interaction and distribution services, as well as systems used to process customers' orders and payments. These services and systems use a combination of our own technologies, Miller Systems' proprietary technologies (for which we have obtained a perpetual non-exclusive license) and commercially available, licensed technologies. We are in the process of integrating the systems that we will use to process customers' orders and payments with our fulfillment partner's systems and with our accounting and financial systems. By working with Miller Systems, our goal is to have a highly configurable, self-administered, customized Web site which can be tailored by non-system professionals using back-end administration tools. This approach should allow us to modify the look of our Web site without needing assistance from programmers. Our agreement with Miller Systems can only be terminated by either party if the other party materially breaches their obligations under the agreement and such breach is not cured within a specified amount of time.

Our systems have been developed based on industry standard architectures and are designed to reduce downtime. We plan for our online store to be generally available 24 hours a day, seven days a week. Our system hardware will be hosted at a third-party facility operated by GTE Internetworking, Inc. in Chantilly, Virginia, which provides redundant communications lines and emergency power backup. We have implemented load balancing systems and our own redundant servers managed by GTE Interworking to provide for additional fault tolerance.

We have incurred significant Web site development expenses to date and anticipate that we will continue to devote significant resources to Web site development in the future.

         -        License Agreement with The Learning Express, Inc.

LearningExpress.com LLC and The Learning Express, Inc. are parties to a license agreement pursuant to which The Learning Express, Inc. licenses the Learning Express name, image, methods, manuals, procedures and "look and feel" components to LearningExpress.com LLC for use in operation and promotion of the online store. The license agreement provides that the license will be the only license granted by The Learning Express, Inc. for Internet-based use of the Learning Express system. In consideration of the license, commencing January 1, 2002, LearningExpress.com LLC will pay The Learning Express, Inc. a royalty equal to three percent (3%) of the gross revenues of the online store, less costs and charges in connection with returned products and related shipping and handling. The license term will continue unless terminated by one party on account of an uncured material breach by the other party. The license agreement includes mutual non-competition covenants applicable during the term and also provides that LearningExpress.com LLC will not compete with The Learning Express, Inc. (other than through Internet based sales through the online store) for a period of two years following any termination of the license agreement.

         - Management Services Agreement between LearningExpress Holdings LLC, LearningExpress.com LLC and The Learning Express, Inc.

LearningExpress Holdings LLC, The Learning Express, Inc. and LearningExpress.com LLC are parties to a management services agreement that has a term coextensive with that of the license agreement between LearningExpress.com LLC and The Learning Express, Inc. described above. Under the management services agreement, The Learning Express, Inc. agreed to use its best efforts to have franchisees execute a franchise agreement amendment in the form attached to this prospectus as Annex A and to ensure that future franchise agreements include terms consistent with those of the amendments. The Learning Express, Inc. also has agreed to

         - share with LearningExpress.com relevant business information for operation of the online store, including with respect to The Learning Express, Inc.'s sales, buying programs, marketing programs, customers, vendors and services and

         - promote LearningExpress.com and the online store in all marketing, advertising and promotion campaigns relating to the Learning Express stores.

Under the agreement LearningExpress.com LLC is required to pay to The Learning Express, Inc. a monthly commission equal to 5% of net sales resulting from the online store's sales, and after the first two years, a commission not less than 2.5% of such net sales as determined by the Board of Managers of Learning Express.com LLC taking into account sales and cash flow information. LearningExpress.com LLC also agreed to

         - share with The Learning Express, Inc. business information regarding the operation of the online store;

         - coordinate and cooperate with The Learning Express, Inc. in sales and marketing campaigns that promote both the online store and retail stores operated by franchisees who participate in the online store program;

         - cooperate with participating franchisees in product returns and product coupon programs.

In the management services agreement LearningExpress.com Holdings LLC agreed to issue Common Shares of LearningExpress.com Holdings LLC to franchisees who execute amendments to their franchise agreements and regional owners who execute amendments to their regional franchise license agreements.


Competition

The online market for developmental and educational toys and other products for children is developing and evolving rapidly. We expect competition to intensify in the future because new competitors can enter our market with little difficulty and can launch online stores at a relatively low cost. We principally will compete with online and traditional store-based retailers and catalog retailers that sell products for children, including specialty stores, mass-market retailers, discount chains, department stores and a growing number of mail-order catalogs.

We believe that competition in the online retail business is based on brand name recognition, product selection, price, convenience, customer service and the speed and reliability of fulfillment. We believe that we will be able to distinguish ourselves from traditional store-based retailers and other online retailers by offering a full assortment of children's developmental and educational toys and other products carefully selected with regard to quality, safety and developmental value. As a specialty retailer, we also will focus on providing the highest levels of customer service. In addition, we believe our relationship with The Learning Express, Inc. and its approximately 160 franchised retail stores located throughout the United States, provides us with advantages relative to online-only retailers in our market, including cross-marketing opportunities, vendor relationships, distribution capabilities and enhanced customer convenience.

Many of our online competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. Many of these competitors can devote substantially more resources to Web site development than we can. Our competitors also may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Some of our competitors have significant experience in selling children's products online. Finally, new technologies and the expansion of existing technologies, such as price comparison programs, may increase competition.

Government Regulation

We are not currently subject to direct federal, state or local regulation other than the Consumer Product Safety Act, the regulations issued thereunder and regulations applicable to businesses generally or directly applicable to electronic commerce. It is possible, however, that as the popularity of the Internet grows, a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. While we may contact our customers on behalf of our strategic partners, we will not provide personal information regarding our users to any third parties without our users' consent. The adoption of such Internet laws and the increasing regulation of electronic commerce could make our business more costly or reduce our ability to leverage information we gain from our customers to increase sales.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they may not fully contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our products and services are available over the Internet in multiple states and foreign countries and because our products may be returned to Learning Express retail stores, multiple jurisdictions may claim that we are required to qualify to do business there, be subject to litigation in their courts and comply with their laws. We are qualified to do business only in Massachusetts. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts or our intellectual property rights in such jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could have a material adverse effect on our business, financial condition, results of operations and prospects.

We plan to collect sales and other similar taxes for physical shipments of goods into each state in which there is a Learning Express retail store because our online products may be returned to Learning Express retail stores. Sales in other states, however, may subject our shipments in such states to state sales taxes under current or future laws. If we become obligated to collect additional sales taxes, we will need to update our system that processes customers' orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. Any such upgrades will increase our operating expenses. In addition, our customers in these states may be discouraged from purchasing products from us if they have to pay sales tax, potentially causing our net sales to be lower than if we did not collect such taxes. Many of our competitors do not collect sales tax on as widespread a basis as we plan to. As a result, in order to retain our market share, we may need to offer our products at lower prices to offer the same total cost to our customers, which may decrease our margins and reduce our profitability.

Intellectual Property

We regard the protection of our owned and licensed intellectual property as critical to our future success and rely on various intellectual property laws and contractual restrictions to protect our proprietary rights. These include confidentiality and nondisclosure agreements with our employees, contractors, suppliers and strategic partners. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our intellectual property without our authorization. In addition, through our agreement with The Learning Express, Inc. and independently, we have sought or will seek registration of our owned and licensed trademarks, service marks and domain names in the United States and internationally and have applied for federal registration of "Learning Express" as it is used for online sales of child-related products. However, effective intellectual property protection may not be available in every country in which our products are made available online.

We also will rely on technologies that we license from third parties. These licenses may not continue to be available to us on commercially reasonable terms or at all. As a result, we may be required to obtain substitute technology of lower quality or at greater cost, which may materially adversely affect our business, financial condition, results of operations and prospects.

To date, we have not been notified that our technologies infringe the proprietary rights of third parties. However, third parties may claim infringement by us with respect to our current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, with or without merit, may be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all. As a result, any such claim of infringement against us may have a material adverse effect upon our business, financial condition, results of operations and prospects.

Employees

As of March 31, 2000, we had 9 full-time employees. In order to maintain flexibility, we expect to employ a strategy of outsourcing functions essential to our business. We have outsourced our technology department, our warehousing and logistics operations, our Web site development and maintenance function, certain of our customer service functions and certain of our administrative functions. As a result, we have engaged our employees primarily in managerial roles. None of our employees is represented by labor unions and we consider our employee relations to be good.

Property

Our company offices are located in approximately 1,500 square feet of space in Learning Express Inc.'s corporate offices in Ayer, Massachusetts. We currently do not pay rent. We use third-party distribution and fulfillment providers and therefore do not directly lease or own any space for our inventory. Our Web site's servers will be located in GTE Internetworking, Inc.'s hosting facilities in Chantilly, Virginia.

             MANAGERS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

LearningExpress.com Holdings LLC is a limited liability company organized under the laws of the State of Delaware. Management of LearningExpress.com Holdings LLC is vested in a Board of Managers and executive officers who report to the Board.

Our limited liability company operating agreement as it will be in effect upon the completion of this offering contemplates a Board of Managers consisting of seven members, although we expect that initially there will be only five Managers. Until there are seven Managers, Sharon DiMinico and Steven P. Manfredi each will have two votes to cast on the Board of Managers, and the other Managers each will have one vote to cast. After there are seven Managers, each Manager, including Ms. DiMinico and Mr. Manfredi, will have one vote. So long as the license agreement between the issuer and Learning Express, Inc. described elsewhere in this prospectus remains in effect, one Manager will be designated by Learning Express, Inc., one Manager, who will also serve as the Chairman of the Board of Managers, will be the Chief Executive Officer of the issuer, three Managers, who will be franchisees of Learning Express, Inc., will be selected by the unanimous vote of the Manager designated by Learning Express, Inc. and the Manager who is the Chief Executive Officer of the issuer from a list of nominees presented by Learning Express, Inc.'s Franchisee Advisory Board, and the remaining two Managers will be selected by the unanimous vote of the initial five members. Additional Managers may be added to the Board of Managers by vote of a majority of the Managers, provided the then current designee of Learning Express, Inc. and the then current Chief Executive Officer of the issuer both vote in favor of such additional Managers. Holders of Common Shares and holders of Series A Convertible Preferred Shares will not have the right to vote for the election of Managers.

Upon completion of this offering we expect that the Board of Managers will consist of Ms. DiMinico, who is the initial designee of Learning Express, Inc., Mr. Manfredi, who is our Chief Executive Officer, and W. Edmund Hobson, Kenneth Levinsohn and Ira Marks, who were selected by Ms. DiMinico and Mr. Manfredi from a list submitted by Learning Express, Inc.'s Franchisee Advisory Board and own Learning Express franchises. After completion of this offering, we expect to commence a search to fill the two expected vacancies on the Board of Managers. Each Manager is elected and serves until his or her successor is duly elected and qualified. The following table sets forth certain information regarding our current and proposed Managers and executive officers.

                NAME                         AGE                             DESCRIPTION
                ----                         ---                             -----------
Sharon DiMinico                               54          Ms. DiMinico has served as a Manager of
                                                          LearningExpress.com Holdings LLC since our
                                                          inception in November 1999. Ms. DiMinico has
                                                          also served as Chief Executive Officer and a
                                                          director of The Learning Express, Inc. since
                                                          1987.

W. Edmund Hobson                              50          Mr. Hobson has been nominated to become a
                                                          Manager of LearningExpress.com Holdings LLC upon
                                                          completion of this offering. Mr. Hobson has
                                                          owned and operated the Learning Express store in
                                                          Wilmington, North Carolina since 1995. Prior to
                                                          1995, Mr. Hobson was Senior Vice President ,
                                                          Treasurer and Chief Financial Officer of
                                                          Massachusetts Financial, a subsidiary of
                                                          Travelers Corp.

Kenneth Levinsohn                             35          Mr. Levinsohn has been nominated to become a
                                                          Manager of LearningExpress.com Holdings LLC upon
                                                          completion of this offering. Mr. Levinsohn has
                                                          owned and operated the Learning Express store in
                                                          Scarsdale, New York since August 1998. From
                                                          August 1997 to August 1998, Mr.

                                                          Levinsohn was self-employed as a securities trader.
                                                          From March 1995 to August 1997, Mr. Levinsohn held
                                                          various sales and marketing positions with several
                                                          luxury automobile companies.

Steven P. Manfredi                            49          Mr. Manfredi has served as Chief Executive
                                                          Officer and a Manager of LearningExpress.com
                                                          Holdings LLC since our inception. Mr. Manfredi
                                                          became Vice President and Chief Operating
                                                          Officer of The Learning Express, Inc. in April
                                                          1996.  From January 1998 to March 2000, he
                                                          served as President and Chief Operating
                                                          Officer.  From 1991 to 1994, Mr. Manfredi owned
                                                          the Learning Express franchise in Salem, New
                                                          Hampshire.  Mr. Manfredi will become Chairman of
                                                          the Board of Managers upon completion of this
                                                          offering.

Ira Marks                                     49          Mr. Marks has been nominated to become a Manager
                                                          of LearningExpress.com upon completion of this
                                                          offering.  Mr. Marks has owned the Learning
                                                          Express store in San Diego, California since
                                                          March 1998.  From May 1995 to March 2000, Mr.
                                                          Marks has been President and a member of the
                                                          board of directors of RaiChem, a division of
                                                          Hemagen Diagnostics Corp.

Robert E. Cunningham                          53          Mr. Cunningham has served as Vice President,
                                                          Marketing and Business Development of
                                                          LearningExpress.com since December 1999. From
                                                          February 1999 to August 1999, Mr. Cunningham was
                                                          President (Acting) and Vice President, Marketing
                                                          for PersonalSource.com, an online provider of
                                                          personal shopping services. From March 1986 to
                                                          December 1998, Mr. Cunningham was Vice
                                                          President, Marketing and a partner of
                                                          StrategyBase, Inc., a strategic marketing firm.

Glenn E. Davis                                45          Mr. Davis has served as Vice President, Finance,
                                                          Treasurer and Chief Financial Officer of
                                                          LearningExpress.com since our inception.  From
                                                          March 1999 until November 1999, Mr. Davis
                                                          provided financial and accounting advisory
                                                          services to BCC Capital LLC, an investment firm
                                                          with interests in several internet businesses.
                                                          From February 1996 to March 1999, Mr. Davis was
                                                          Vice President, Finance, Treasurer and Chief
                                                          Financial Officer of CML Group, Inc, a
                                                          multi-channel specialty retailing company.  Mr.
                                                          Davis was Vice President and Controller of CML
                                                          Group from 1990 to February 1996. CML Group
                                                          filed for protection under Chapter 11 of the
                                                          U.S. Bankruptcy Code in December 1998.

Michael J. Sanders                            39          Mr. Sanders has served as Chief Operating
                                                          Officer of LearningExpress.com since our
                                                          inception.   From 1998 to 1999, Mr. Sanders
                                                          served as Vice President of Worldwide Support
                                                          and Knowledge Management for EXE

                                                          Technologies, Inc., a provider of multi-channel
                                                          distribution software.  From 1988 to 1998, Mr. Sanders
                                                          served in several capacities with Oracle Corporation,
                                                          most recently as a Senior Practice Director.

                             EXECUTIVE COMPENSATION

The following table sets forth the aggregate annual compensation of our chief executive officer and each of the three highest paid officers of LearningExpress.com from the period from our inception to the end of our fiscal year on December 31, 1999.

                                                                                        AGGREGATE
                NAME                                  POSITION                       COMPENSATION(1)
                ----                                  --------                       ---------------
Steven P. Manfredi                    Chief Executive Officer                             $0(2)

Michael J. Sanders                    Chief Operating Officer                            $44,038

Glenn E. Davis                        Vice President, Finance and Chief                  $30,918
                                      Financial Officer

Robert E. Cunningham                  Vice President, Marketing and Business             $12,748
                                      Development

(1) Includes salary and incentive bonuses earned by the named individuals during the period from inception, November 5, 1999, to December 31, 1999. Each of the officers named in the preceding table participates in an incentive bonus arrangement. Messrs. Sanders, Davis and Cunningham are eligible to receive bonuses of up to 50%, 30% and 21%, respectively, of their base salary. Up to one-half of each individual's total incentive bonus is payable annually based upon the attainment of annual performance objectives and up to 12.5% of each individual's total bonus is payable each quarter based upon the attainment of quarterly objectives. (2) Mr. Manfredi has served as our Chief Executive Officer since our inception. Mr. Manfredi did not receive any compensation from our inception through December 31, 1999.

For a discussion of shares of LearningExpress.com Incentive Plan LLC which have been promised, but not yet issued, to the management of the issuer, see footnotes to "Security Ownership of Management and Certain Security Holders."

          SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth certain information as of March 31, 2000 regarding the record ownership of our securities by each member who owns more than 10% of any class of our voting securities, the three highest paid officers and managers of LearningExpress.com Holdings LLC and all officers and managers as a group. Amount and percentage after the offering assumes the issuance of all of the shares offered in this offering. For purposes of calculating amounts owned and percentages owned before and after this offering, this table includes Common Shares and Series A Preferred Shares together as a single class, because each Series A Convertible Preferred Share is convertible into one Common Share.

                           NAME AND ADDRESS          AMOUNT OWNED       PERCENTAGE      AMOUNT OWNED       PERCENTAGE
  TITLE OF CLASS               OF OWNER               BEFORE THIS      BEFORE THIS       AFTER THIS        AFTER THIS
                                                       OFFERING          OFFERING         OFFERING          OFFERING
                                                       --------          --------         --------          --------
Common Shares and    Sharon DiMinico
Series A             Louis DiMinico                     185,678(1)         30.2%          185,678(2)          3.9%
Convertible          c/o Learning Express.com
Preferred Shares     29 Buena Vista Street
                     Ayer, MA  01432

Common Shares        Michael J. Sanders
                     c/o Learning Express.com              0                  0%           14,250(3)          0.3%
                     29 Buena Vista Street
                     Ayer, MA  01432

Series A             Steven P. Manfredi
Convertible          c/o LearningExpress.com            114,286            18.6%           114,286(4)         2.4%
Preferred Shares     29 Buena Vista Street
                     Ayer, MA  01432

Common Shares and    Glenn E. Davis
Series A             c/o Learning Express.com              0                  0%                 0(5)           0%
Convertible          29 Buena Vista Street
Preferred Shares     Ayer, MA  01432

--------
(1) Includes 14,250 Common Shares and 85,714 Series A Convertible Preferred Shares held by Ms. DiMinico and 85,714 Series A Convertible Preferred Shares held by Louis DiMinico, Ms. DiMinico's husband. Ms. DiMinico disclaims beneficial ownership of the shares held by Mr. DiMinico, and Mr. DiMinico disclaims beneficial ownership of shares held by Ms. DiMinico.

(2) Ms. DiMinico and Mr. DiMinico have each been promised 144,528 Common Shares in LearningExpress.com Incentive Plan LLC. Such shares vest as follows: 1/3 on the date of grant, 1/3 180 days after the launch of our online store and 1/3 upon the closing of an underwritten initial public offering of our securities. On a fully diluted bases and assuming all of the shares are issued in this offering, Ms. DiMinico and Mr. DiMinico will each have a 2.1% interest in LearningExpress.com LLC. In addition, Ms. DiMinico and Mr. DiMinico each have the right to receive Series A Convertible Preferred Shares if we default on our loan with Citizens Bank and they are required to fulfill their obligations pursuant to personal guarantees. See "Interest of Management and Others in Certain Transactions on page 38."

(3) As the owner of a The Learning Express, Inc. franchisee, Mr. Sanders has the right to receive 14,250 Common Shares in this offering if he executes an amendment to his franchise agreement. Mr. Sanders has been promised 289,056 Common Shares in LearningExpress.com Incentive Plan LLC. Such shares vest as follows: 1/3 on the date of grant, 1/3 180 days after the launch of our online store and 1/3 upon the closing of an underwritten initial public offering of our securities. On a fully diluted bases and assuming all of the shares are issued in this offering, Mr. Sanders will have a 4.3% interest in LearningExpress.com LLC.

(4) Mr. Manfredi has been promised 289,056 Common Shares in LearningExpress.com Incentive Plan LLC. Such shares vest as follows: 1/3 on the date of grant, 1/3 180 days after the launch of our online store and 1/3 upon the closing of an underwritten initial public offering of our securities. On a fully diluted bases and assuming all of the shares are issued in this offering, Mr. Manfredi will have a 4.3% interest in LearningExpress.com LLC.

                           NAME AND ADDRESS          AMOUNT OWNED       PERCENTAGE      AMOUNT OWNED       PERCENTAGE
  TITLE OF CLASS               OF OWNER               BEFORE THIS      BEFORE THIS       AFTER THIS        AFTER THIS
                                                       OFFERING          OFFERING         OFFERING          OFFERING
                                                       --------          --------         --------          --------
Common Shares and    Robert E. Cunningham
Series A             c/o Learning Express.com              0                  0%                 0(6)           0%
Convertible          29 Buena Vista Street
Preferred Shares     Ayer, MA  01432


Common Shares and    All Officers and Managers
Series A             as a Group (5 persons)             299,964            48.8%           314,214            6.6%
Convertible
Preferred Shares


Common Shares and    Hal Cook
Series A             c/o H.D.C. Toys                    142,857            23.3%           171,357(7)         3.6%
Convertible          6818 Snider Plaza
Preferred Shares     Dallas, TX  78759

Common Shares and    Chip Will
Series A             c/o KAW Corp.                      114,286            18.6%           157,036(8)         3.3%
Convertible          32 Park Street
Preferred Shares     Andover, MA  01810

Common Shares and    Jerry Pope
Series A             c/o Hamil Express, Inc.            57,143              9.3%            71,393(9)         1.5%
Convertible          19904 Hamil Circle
Preferred Shares     Gaithersburg, MD  20879


            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

LearningExpress.com LLC/The Learning Express, Inc. License Agreement

LearningExpress.com LLC and The Learning Express, Inc. are parties to a license agreement pursuant to which The Learning Express, Inc. licenses the Learning Express name, image, methods, manuals, procedures and "look and feel" components to LearningExpress.com LLC for use in operation and promotion of the online store. The license agreement provides that the license will be the only license granted by The Learning Express, Inc. for Internet-based use of the Learning Express system. In consideration of the license, commencing January 1, 2002, LearningExpress.com LLC will pay The Learning Express, Inc. a royalty equal to three percent (3%) of the gross revenues of the online store, less costs and charges in connection with returned products and related shipping and handling. The license term will continue unless terminated by one party on account of an uncured material breach \by the other party. The license agreement includes mutual non-competition covenants applicable during the term and also provides that LearningExpress.com LLC will not compete with The Learning Express, Inc. (other than

--------
(5) Mr. Davis has been promised 192,704 Common Shares in LearningExpress.com Incentive Plan LLC. Such shares vest as follows: 1/3 on the date of grant, 1/3 180 days after the launch of our online store and 1/3 upon the closing of an underwritten initial public offering of our securities. On a fully diluted bases and assuming all of the shares are issued in this offering, Mr. Davis will have a 2.8% interest in LearningExpress.com LLC.

(6) Mr. Cunningham has been promised 70,000 Common Shares in LearningExpress.com Incentive Plan LLC. Such shares vest as follows: 1/3 on each of Mr. Cunningham's first, second and third anniversaries of his date of hire. On a fully diluted bases and assuming all of the shares are issued in this offering, Mr. Cunningham will have a 1.0% interest in LearningExpress.com LLC.

(7) As the owner of a The Learning Express, Inc. franchise and a region, Mr. Cook has the right to receive 28,500 shares of Common Shares in this offering if he executes amendments to his franchise and regional owner license agreements.

(8) As the owner of two The Learning Express, Inc. franchises and a region, Mr. Will has the right to receive 42,750 shares of Common Shares in this offering if he executes amendments to his franchise and regional owner license agreements.

(9) As the owner of a The Learning Express, Inc. region, Mr. Pope has the right to receive 14,250 shares of Common Shares in this offering if he executes an amendment to his regional owner license agreement.

through Internet based sales through the online store) for a period of two years following any termination of the license agreement.

LearningExpress Holdings LLC/LearningExpress.com LLC/The Learning Express, Inc. Management Services Agreement

LearningExpress Holdings LLC, The Learning Express, Inc. and LearningExpress.com LLC are parties to a management services agreement that has a term coextensive with that of the license agreement between LearningExpress.com LLC and The Learning Express, Inc. described above. Under the management services agreement, The Learning Express, Inc. agreed to use its best efforts to have franchisees execute a franchise agreement amendment in the form attached to this prospectus as Annex A and to ensure that future franchise agreements include terms consistent with those of the amendments. The Learning Express, Inc. also has agreed to

         - share with LearningExpress.com relevant business information for operation of the online store, including with respect to The Learning Express, Inc.'s sales, buying programs, marketing programs, customers, vendors and services and

         - promote LearningExpress.com and the online store in all marketing, advertising and promotion campaigns relating to the Learning Express stores.

Under the agreement LearningExpress.com LLC is required to pay to The Learning Express, Inc. a monthly commission equal to the commissions payable by The Learning Express, Inc. to franchisees under the franchise agreement amendments. LearningExpress.com LLC also agreed to

         - share with The Learning Express, Inc. business information regarding the operation of the online store;

         - coordinate and cooperate with The Learning Express, Inc. in sales and marketing campaigns that promote both the online store and retail stores operated by franchisees who participate in the online store program;

         - cooperate with participating franchisees in product returns and product coupon programs.

In the management services agreement LearningExpress.com Holdings LLC agreed to issue Common Shares of LearningExpress.com Holdings LLC to franchisees who execute amendments to their franchise agreements and regional owners who execute amendments to their regional franchise license agreements.

US Trust Loan to LearningExpress.com LLC

In December 1999, US Trust n/k/a Citizens Bank loaned $750,000 to LearningExpress.com Holdings LLC. The loan has an annual interest rate of 9% and has a term of 5 years. The loan was personally guaranteed by each of Sharon DiMinico and Louis DiMinico and two entities controlled by Ms. DiMinico and Mr. DiMinico, The Learning Express, Inc. and Toy Building, LLC. In the event that any of the guarantors are required to make payments to Citizens Bank as a result of the guarantee, such guarantors will each be entitled to receive from LearningExpress.com Holdings LLC one Series A Preferred Share for each $1.75 that they pay to Citizens Bank.


            SUMMARY OF OPERATING AGREEMENT/DESCRIPTION OF SECURITIES

         The structure of the operations of LearningExpress.com Holdings LLC, including the method by which holders of Common Shares and Series A Convertible Preferred Shares will receive cash distributions and certain management issues, is governed by the First Amended and Restated Limited Liability Company Operating Agreement attached to this prospectus as Annex 3 and, to the extent that any issue is not addressed in the operating agreement, by the Delaware Limited Liability Company Act. Each person acquiring the Common Shares or Series A Convertible Preferred Shares offered by this prospectus will be required to become a party to the operating agreement.

         THE FOLLOWING SUMMARY OF THE OPERATING AGREEMENT DESCRIBES ONLY CERTAIN ASPECTS OF THE OPERATING AGREEMENT AND IS NOT INTENDED TO BE A COMPREHENSIVE DESCRIPTION OF ALL THE TERMS AND PROVISIONS OF THE OPERATING AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE OPERATING AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO ANNEX 3. WE RECOMMEND THAT YOU READ THE OPERATING AGREEMENT IN ITS ENTIRETY.

Purpose/Relationship to Other Limited Liability Companies

         LearningExpress.com Holdings LLC holds a 70.5% in LearningExpress.com LLC, which is an operating company formed to serve as the e-commerce distribution channel of The Learning Express, Inc. LearningExpress.com Holdings also holds 100% of the residual interest in LearningExpress.com Incentive Plan LLC, which we formed to act as the employee incentive vehicle pursuant to which key employees, managers and consultants of LearningExpress.com Holdings and LearningExpress.com will be granted indirect ownership interests in LearningExpress.com. LearningExpress.com Incentive Plan LLC in turn holds a 29.5% interest in LearningExpress.com.

         This three-company limited liability company structure of the issuer and its subsidiaries is designed to simulate a single-entity corporate structure where key employees and managers from time to time receive grants of options or capital stock subject to vesting, while retaining a passthrough entity structure for tax purposes. As the holder of 70.5% of LearningExpress.com LLC and 100% of the residual interest in LearningExpress.com Incentive Plan LLC, the issuer holds, directly or indirectly, the entire equity interest in LearningExpress.com LLC not held by employees and others through their ownership of incentive shares in LearningExpress.com Incentive Plan LLC. LearningExpress.com Holdings is not entitled to distributions from LearningExpress.com Incentive Plan LLC until distributions are made to the holders of common shares of LearningExpress.com Incentive Plan LLC employees and others who have received grants of incentive shares. The distributions to LearningExpress.com Holdings, however, are determined to be all distributions less amounts payable to holders of common shares. An employee or other person who holds common shares of LearningExpress.com Incentive Plan LLC typically shares in profits of LearningExpress.com LLC through LearningExpress.com Incentive Plan LLC only to the extent such profits exceed a certain threshold value existing in LearningExpress.com LLC at the time such person receives common shares of LearningExpress.com Incentive Plan LLC. By virtue of the issuer's ownership of shares in both LearningExpress.com LLC and LearningExpress.com Incentive Plan LLC, we intend that the holders of Common Shares and Series A Convertible Preferred Shares of the issuer will own the same economic interest in LearningExpress.com LLC as if they owned shares directly in LearningExpress.com LLC and employees, managers and consultants of LearningExpress.com LLC were granted shares directly in LearningExpress.com LLC from time to time, and those shares would participate only in any appreciation in the value of LearningExpress.com LLC that occurred after the date of the grant.

Types of Securities/Management

         There are two classes of equity interests issued by LearningExpress.com
Holdings: (1) Common Shares and (2) Series A Convertible Preferred Shares. The number of Common Shares authorized is 5,000,000. The number of Series A Convertible Preferred Shares authorized is 3,000,000.

         The operating agreement provides that LearningExpress.com Holdings is controlled by a Board of Managers, which initially consists of seven Managers. The Chairman of the Board of Managers (at present, Steven Manfredi) and the Manager designated by The Learning Express, Inc. (at present, Sharon DiMinico) each will possess two votes until seven Managers have been appointed to the Board of Managers, and all other Managers each will possess one vote. After the full seven Managers have been appointed, all Managers each will possess one vote. Decisions of the Board of Managers require the affirmative vote or consent of more than 50 percent of the Manager votes. The Board of Managers is selected as described above under the heading "Managers, Executive Officers and Significant Employees." Holders of Common

Shares and Series A Convertible Preferred Shares of the issuer generally have no voting rights or power to act for or on behalf of the issuer.

Distributions

         Since the issuer holds shares in LearningExpress.com LLC and LearningExpress.com Incentive Plan LLC, the issuer may receive distributions from LearningExpress.com LLC and LearningExpress.com Incentive Plan LLC which will be distributed to holders of Common Shares or Series A Convertible Preferred Shares. Except in the case of liquidating distributions, distributions of cash or property by the issuer will be made to holders of Common Shares and Series A Convertible Preferred Shares in proportion to the number of Common Shares they hold, with the Series A Convertible Preferred Shares deemed, only for that purpose, to have been converted into Common Shares as provided in the operating agreement. In the event of any voluntary or involuntary liquidation or dissolution of the issuer, distributions will be payable with respect to the Series A Convertible Preferred Shares prior to any distributions on the Common Shares. The amount payable with respect to the Series A Convertible Preferred Shares will be the greater of (i) the original purchase price for the Series A Convertible Preferred Shares plus an amount equal to an annual cumulative distribution of 8% compounded annually on such original purchase price or (ii) the amount that would have been payable to holders of Series A Convertible Preferred Shares had the Series A Convertible Preferred Shares been converted to Common Shares immediately prior to such liquidation or dissolution. We do not intend to make any distributions in the foreseeable future, other than distributions made to cover any estimated tax liability of holders of Common Shares or Series A Convertible Preferred Shares resulting from any taxable income of the issuer allocated to them. See "Distribution Policy" above and "Federal Tax Consequences" below.

Conversion Rights

         Holders of Series A Convertible Preferred Shares will have the right to convert their shares into Common Shares at any time without the payment of any additional consideration. Each Series A Convertible Preferred Share is convertible into one Common Share, subject to adjustment for stock splits, combinations, recapitalizations, and distributions on the Common Shares consisting of Common Shares or other securities of the issuer.

Relationship to LearningExpress.com LLC

         The primary purpose of LearningExpress.com Holdings is to hold shares in LearningExpress.com LLC directly, and indirectly through ownership of the residual interest in LearningExpress.com Incentive Plan LLC. Prior to the time, if ever, that LearningExpress.com LLC initiates an underwritten initial public offering of its shares, we expect that LearningExpress.com LLC will be converted into a corporation and that shares of the common stock of that corporation would be sold in the initial public offering. Unless otherwise determined by the Board of Managers, upon the occurrence of such an underwritten public offering, LearningExpress.com Holdings will be liquidated, without any vote of the holders of Common Shares or Series A Convertible Preferred Shares, and the holders of Common Shares and Series A Convertible Preferred Shares will receive shares of capital stock of the successor corporation of LearningExpress.com LLC. Each Common Share of LearningExpress.com Holdings will be exchanged for one share of common stock of the successor corporation. Each Series A Convertible Preferred Share will be converted into one Common Share of the issuer, subject to adjustment for stock splits, combinations, recapitalizations, and distributions on the Common Shares consisting of Common Shares or other securities of the issuer, and immediately after that conversion, each Common Share received on conversion will be converted into one share of the common stock of the successor corporation.

Transfer Restrictions

         Series A Convertible Preferred Shares purchased in this offering will be freely tradable under the Securities Act of 1933, other than Series A Convertible Preferred Shares held by persons deemed to be "affiliates" of the issuer. Affiliates will not be able to transfer their Series A Convertible Preferred Shares unless an exemption from the registration requirements of the Securities Act of 1933 is available with respect to such transfer. Generally, members of the Board of Managers and executive officers of the issuer, persons holding 10% or more of the equity of the issuer, and other persons deemed to be able to "control" the issuer will be deemed to be affiliates. Although Series A Convertible Preferred Shares not held by affiliates will be freely tradable under the Securities Act of 1933, there is no established trading market for shares of the issuer, and we do not expect any market to develop. Therefore purchasers of Series A Convertible Preferred Shares should be prepared to hold their Series A Convertible Preferred Shares indefinitely.

         In addition to the restrictions placed on Common Shares held by persons deemed to be "affiliates" of the issuer as described above, the Common Shares are subject to substantial transfer restrictions set forth in the operating agreement of the issuer, which prohibits the transfer of the Common Shares until the issuer or a successor has completed a firm commitment underwritten initial public offering of its equity securities except:

         (1) with the consent of the Board of Managers;

         (2) as a collateral pledge to an institutional lender of solely the economic interest in the Common Shares and

         (3) to a family member, trusts for the benefit of family members or to the executor or administrator of the estate of a deceased shareholder.

         Further, prior to the completion of a firm commitment underwritten initial public offering of equity securities of the issuer or a successor, Common Shares held by any franchisee or "regional owner" will be forfeited to the issuer immediately upon the termination of such franchisee's or regional owner's franchise agreement or franchise license agreement, as the case may be, with The LearningExpress, Inc. or the termination of the amendment thereto pursuant to which the franchisee or regional owner received its Common Shares.

         In addition, in the event of an underwritten public offering of shares of the issuer or any successor, all shares of the issuer or such successor will be restricted from transfer for a period not to exceed 180 days from the effective date of the registration statement for the offering.

                            FEDERAL TAX CONSEQUENCES

         There are certain tax risks and consequences associated with the acquisition of shares of LearningExpress.com Holdings. The following summary of the principal federal income tax considerations regarding an investment in LearningExpress.com Holdings is based on current law and does not deal with all aspects of taxation that may be relevant to particular franchisees, regional owners and other prospective investors in the light of their personal investment or tax circumstances, or to certain types of shareholders, including foreign corporations, persons who are not citizens or residents of the United States, or persons otherwise subject to special treatment under the federal income tax laws.

         The information set forth below is based on the Internal Revenue Code of 1986, final, temporary and proposed Treasury regulations promulgated thereunder, and current administrative interpretations and court decisions as of the date of this summary. Future legislation, regulations, administrative interpretations, and court decisions might significantly change the law and thereby affect the accuracy of this discussion. Any such change in law could apply retroactively.

         The following summary is not intended to be comprehensive. The discussion covers only federal income tax laws and does not cover state or local tax laws or any other federal laws. FRANCHISEES, REGIONAL OWNERS AND OTHER PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS WITH RESPECT TO THE FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED HEREIN AND SHOULD ALSO CONSULT WITH THEIR TAX ADVISERS WITH REGARD TO OTHER APPLICABLE TAX LAWS.

         Classification as a Partnership

         Holders of Common Shares and holders of Series A Convertible Preferred Shares will be required to include in income their distributive share of the issuer's income and will be entitled to deduct their distributive share of the issuer's losses only if the issuer is classified for federal income tax purposes as a partnership, rather than an association taxable as a corporation. The issuer, which is eligible to be and is classified as a partnership under the applicable Treasury regulations, does not intend to elect otherwise.

         If for any reason the issuer was taxable as a corporation, rather than as a partnership, for federal income tax purposes, items of income and deduction of the issuer would not pass through to holders of Common Shares and holders of Series A Convertible Preferred Shares, who would be treated as shareholders of a Subchapter C corporation for tax purposes. Consequently, the issuer would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the issuer's taxable income.

         Shareholders, not the LLC, subject to tax

         A partnership, unless it constitutes a publicly traded partnership or otherwise elects, is not a taxable entity for federal income tax purposes. Each holder of Common Shares or Series A Convertible Preferred Shares will be required to take into account such holder's allocable share of the issuer's income, gains, losses, deductions, and credits for the taxable year of the issuer ending with or within the tax year of the holder, without regard to whether the holder has received or will receive any distribution from the issuer. To decrease the likelihood that a holder may have to report a holder's allocable share of taxable income without receiving sufficient cash distributions to pay the tax attributable to such taxable income, the operating agreement provides that the Board of Managers will, to the extent of cash then available, make a tax distribution to the holders. To the extent necessary, the tax distribution will be made four times per year.

         Basis in LLC interest

         In general, a holder's adjusted tax basis in its Common Shares or Series A Convertible Preferred Shares will be equal to (a) the amount paid by the holder for the shares, plus (b) the holder's allocable share of the issuer's profits, plus (c) the holder's allocable share of indebtedness (including increases), if any, of the issuer, minus (d) the holder's allocable share of the issuer's losses, minus (e) the amount of cash and the tax basis of any property distributed to the holder, minus (f) constructive distributions resulting from a decrease in the holder's allocable share of the issuer's indebtedness.

         If the allocation of a holder's distributive share of the issuer's loss would reduce the adjusted tax basis of the holder's interest in the issuer below zero, the loss will be suspended and not become available for use until the holder's adjusted tax basis in the issuer is increased. To the extent that a cash distribution by the issuer or any decrease in a holder's allocable share of the indebtedness of the issuer (each such decrease being considered a constructive distribution to the holders), would otherwise reduce the holders' adjusted tax basis below zero, these distributions will constitute taxable income to the holders to the extent of such excess. Such excess distributions and constructive distributions will normally be characterized as a capital gain (except to the extent of the holders' share of potential depreciation recapture and unrealized receivables of the issuer) and, if a holder's interest in the issuer has been held for longer than the long-term gain holding period (currently one year), the distributions and constructive distributions generally will constitute long-term capital gain.

         Passive Activity Loss and At Risk Rules and Other Loss Limitations

         Profits and losses of the issuer will be allocated to the holders of Common Shares and Series A Convertible Preferred Shares. The Internal Revenue Code, however, imposes many limitations on the holders' ability to utilize any such losses. These limitations include, but are not limited to, "passive activity loss rules" and the "at risk rules" discussed below. We do not represent in any way that any holder of

Common Shares or Series A Convertible Preferred Shares will be able to utilize any of the losses allocated to such holder.

         Section 469 disallows losses from passive activities engaged in by individuals, estates, trusts, closely held C corporations and personal service corporations. A "passive activity" is defined as any activity which involves the conduct of a trade or business and in which the taxpayer does not materially participate. We believe that the income and loss received from the issuer will be income or loss from a passive activity for most holders of Common Shares or Series A Convertible Preferred Shares.

         Section 465 limits certain taxpayer's losses to the amount the taxpayer actually has at risk in an activity. A taxpayer is at risk with respect to an activity only to the extent of (1) the amount of money and the adjusted basis of other property contributed to the activity and (2) the amounts borrowed with respect to the activity if the taxpayer is personally liable for repayment of the borrowed amount or pledges property as security for the borrowed amount other than property used in the activity. Individuals, trusts, estates, partners, shareholders in S corporations, personal holding companies and certainly closely held C corporations are subject to the at risk rules. We anticipate that all holders of Common Shares or Series A Convertible Preferred Shares will be subject to the at risk rules.

         Tax Consequences Upon Conversion of Series A Convertible Preferred Shares to Common Shares

         In the event that the Series A Convertible Preferred Shares are converted into Common Shares, there should be no gain or loss to the holders pursuant to Section 721 of the Internal Revenue Code. The basis of the Common Shares received upon such conversion will be equal to the basis of the Series A Convertible Preferred Shares relinquished immediately prior to such conversion. In addition, the holding period (for purposes of determining whether any gain or loss is classified as long-term or short-term) of the Common Shares will include the length of time the Series A Convertible Preferred Shares were held prior to the conversion.

         Tax Consequences Upon Exchange of Common Shares of Holdings for Common Shares of a Subchapter C Corporation

         If LearningExpress.com LLC is converted into a C corporation as contemplated by the issuer's operating agreement, we anticipate that the conversion will be non-taxable pursuant to Section 351 of the Internal Revenue Code. Upon any such conversion, LearningExpress.com LLC will receive shares of common stock of the C corporation which will be distributed to the issuer and LearningExpress.com Incentive Plan LLC in liquidation of LearningExpress.com LLC. Upon receipt of the shares of common stock of the C corporation, the issuer and LearningExpress.com Incentive Plan LLC will distribute those shares in liquidation of the issuer and of LearningExpress.com Incentive Plan LLC. Holders of Common Shares or Series A Convertible Preferred Shares will not incur tax liability upon the receipt of the shares of common stock in the C corporation received upon liquidation of the issuer and LearningExpress.com Incentive Plan LLC. The holder's basis in the shares will be equal to the holder's basis in the Common Shares or Series A Convertible Preferred Shares immediately prior to the foregoing exchange. In the event that the Internal Revenue Service successfully challenged any aspect of the foregoing analysis of the exchange, adverse tax consequences could result.

         Transfers of Interests at Death

         The estate or heirs of a deceased holder of Common Shares or Series A Convertible Preferred Shares will have a tax basis in the shares owned by the deceased holder equal to the fair market value of such shares on the date of death (or the alternative valuation date in the event an alternative valuation date election is made under Section 2032 of the Internal Revenue Code).

         State, Local, and Foreign Tax Considerations

         In addition to the federal income tax considerations described herein, franchisees, regional owners and other prospective investors should consider the potential state, local and foreign tax consequences of an investment in the Common Shares or the Series A Convertible Preferred Shares. In particular, a holder may be required to file annual income tax returns in states or municipalities where the holder would not otherwise be obligated to file, but where the issuer is deemed to own real property or to do business.

         EACH POTENTIAL INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PERSON OF THE ACQUISITION AND OWNERSHIP OF COMMON SHARES OR SERIES A CONVERTIBLE PREFERRED SHARES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION AND OWNERSHIP AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings or governmental agency proceedings, nor, to our knowledge, is any proceeding threatened against us.


                                  LEGAL MATTERS

         Goulston & Storrs, P.C., Boston, Massachusetts, will deliver an opinion as to the validity of the Common Shares and Series A Convertible Preferred Shares being offered hereby.


                                     EXPERTS

         The financial statements of LearningExpress.com Holdings LLC as of December 31, 1999 for the fiscal year ended December 31, 1999 included in this prospectus have been audited by Charles L. Burke, C.P.A., as stated in their report thereon appearing elsewhere herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We filed a registration statement on Form S-1 under the Securities Act of 1933 relating to the Common Shares and Series A Convertible Preferred Shares offered by this prospectus with the Securities and Exchange Commission in Washington, D.C. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement, certain portions having been omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete; reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to the Common Shares and Series A Convertible Preferred Shares we are offering hereby, we refer investors to the registration statement, the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.

         Investors may inspect and copy these reports at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549 and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Investors may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1(800) SEC-0330. This information also is available at the Securities and Exchange Commission's World Wide Web site at http://www.sec.gov.

                            LEARNINGEXPRESS.COM LLC
                     (A Delaware Limited Liability Company)
                    (Also a Company in the Development Stage)

                          Index to Financial Statements





Independent Auditor's Opinion                                                                          F-2

Financial Statements

       Balance Sheet as of December 31, 1999                                                           F-3

       Statement of Operations for the Initial Fiscal Period
              Ended December 31, 1999                                                                  F-4

       Statement of Changes in Member's Equity for the
              Initial Fiscal Period Ended December 31, 1999                                            F-5

       Statement of Cash Flows for the Initial Fiscal Period
              Ended December 31, 1999                                                                  F-6

       Notes to the Financial Statements                                                               F-7

                          INDEPENDENT AUDITOR'S REPORT



To the Members of
LearningExpress.com LLC
29 Buena Vista Street
Ayer, Massachusetts, 01432

         I have audited the accompanying balance sheet of LearningExpress.com LLC (a Delaware Limited Liability Company) as of December 31, 1999, and the related statement of operations, changes in member's equity (deficit), and cash flows for the initial fiscal period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test, basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LearningExpress.com LLC as of December 31, 1999 and the results of its operations and its cash flows for the initial fiscal period then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements for the initial period ended December 31, 1999 have been prepared assuming that LearningExress.com LLC will continue as a going concern. As discussed in Note 1 to the financial statements, LearningExpress.com LLC is a development stage company subject to a number of risks which raise substantial doubt about its ability to continue as a going concern. These risks include the risks of Website development, successful marketing of its products, the ability to raise additional financing and dependence on key individuals. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Charles L. Burke,
Certified Public Accountant

Stoneham, Massachusetts
March 21, 2000

                            LEARNINGEXPRESS.com LLC
                         (A DEVELOPMENT STAGE COMPANY)
                                  Balance Sheet
                                December 31, 1999

                                     ASSETS
Current Assets
     Cash                                                                        $ 787,820
     Miscellaneous receivable                                                        3,759
     Refundable deposits                                                            25,000
                                                                                 ---------
              Total Current Assets                                                 816,579

Property and Equipment (Note 1)
     Computers                                                                   $   8,374
     Software                                                                       98,126
                                                                                 ---------
         Total, at Cost                                                            106,500

         Less:  Accumulated Depreciation                                               142
                                                                                 ---------
              Property and Equipment (Net of Depreciation)                         106,358

Intangible Assets (Note 1)
     Internet domain name                                                            5,000
     Less:  Accumulated Amortization                                                    83
                                                                                 ---------
         Intangible Assets (Net of Amortization)                                     4,917
                                                                                 ---------
Total Assets                                                                     $ 927,854
                                                                                 =========

                         LIABILITIES AND MEMBER'S EQUITY

Current Liabilities
     Current portion of long-term debt (Note 2)                                  $  60,793
     Accounts payable                                                              165,216
     Accrued payroll and related taxes                                              37,235
                                                                                 ---------
              Total Current Liabilities                                            263,244

Long-Term Debt                                                                     689,207

Member's Equity (Deficit)                                                          (24,597)
                                                                                 ---------
Total Liabilities and Member's Equity (Deficit)                                  $ 927,854
                                                                                 =========

   The accompanying notes are an integral part of these financial statements.

                            LEARNINGEXPRESS.com LLC
                         (A DEVELOPMENT STAGE COMPANY)
                           Statement of Income (Loss)
                  Initial Fiscal Period Ended December 31, 1999

Sales                                     $      --

Operating Expenses
     Website development expenses         $  84,309
     Payroll and related taxes               97,787
     Consulting expense                      18,544
     Travel expense                           3,380
     Depreciation and amortization              225
     Other expenses                           3,627
                                          ---------

     Total Expenses                         220,584
                                          ---------
Net Income (Loss)                         ($220,584)
                                          =========

   The accompanying notes are an integral part of these financial statements.

                            LEARNINGEXPRESS.com LLC
                         (A DEVELOPMENT STAGE COMPANY)
                Statement of Changes in Member's Equity (Deficiency)
                  Initial Fiscal Period Ended December 31, 1999


                                             Net Income         Members'
                                               (Loss)            Equity           Total
                                             ----------         --------          -----
Balance, November 5, 1999 (Inception)        $      --         $      --        $      --

Member Contributions                                --           195,987          195,987

Less: Net Loss for Initial Fiscal
      Period Ended December 31, 1999          (220,584)               --         (220,584)
                                             ---------         ---------        ---------

Totals                                       ($220,584)        $ 195,987        ($ 24,597)
                                             =========         =========        =========

   The accompanying notes are an integral part of these financial statements.

                            LEARNINGEXPRESS.com LLC
                         (A DEVELOPMENT STAGE COMPANY)
                             Statement of Cash Flows
                  Initial Fiscal Period Ended December 31, 1999

Cash Flows Applied to Development Stage Operations
     Net income (loss)                                                          ($220,584)
     Adjustment to reconcile net loss to cash:
              Depreciation and amortization                                           225

Increase in Assets
     Miscellaneous receivables                                                     (3,759)
     Refundable deposits                                                          (25,000)

Increase in Liabilities
     Accounts payable                                                             165,216
     Accrued payroll and related taxes                                             37,235
                                                                                ---------
              Net Cash Applied to Operations                                      (46,667)

Cash Flows From Investing Activities
     Acquisition of property and equipment                                      ($106,500)
     Acquisition of intangibles                                                    (5,000)
                                                                                ---------
              Net Cash Applied to Investing Activities                           (111,500)

Cash Flows From Financing Activities
     Member's contributions                                                       195,987
     Proceeds on Long-Term Debt                                                   750,000
                                                                                ---------
              Net Cash Provided by Financing Activities                           945,987
                                                                                ---------

Net Increase in Cash                                                              787,820

Cash - November 5, 1999                                                                --
                                                                                ---------

Cash - December 31, 1999                                                        $ 787,820
                                                                                =========

                          Supplemental Cash Disclosures

Cash Paid During the Initial Period For:
     Interest                                                                   $      --
     Income Taxes                                                               $      --

   The accompanying notes are an integral part of these financial statements.

                            LEARNINGEXPRESS.com LLC
                         (A DEVELOPMENT STAGE COMPANY)
                        Notes to the Financial Statements
                                December 31, 1999

Note 1 - Summary of Significant Accounting Policies

         A.   Company's Activities

              LearningExpress.com LLC (the "Company") was organized as a Delaware limited liability company on November 5, 1999. The Company is developing an online store and plans to sell toys and related products over the Internet. The Company is presently in the development stage and its activities to date have consisted primarily of raising financing and the development of its online store. The Company is subject to a number of risks typical of companies in the early states of development, including the risks of Website development, successful marketing of its products, the ability to raise additional financing and dependence on key individuals. The Company expect to complete its online store and emerge from the development stage in 2000.

         B.   Cash Equivalents

              For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchases with original maturities of three months or less to be considered cash equivalents.

         C.   Property and Equipment

              Property and equipment, stated at cost, is being depreciated over its estimated useful life using the straight-line method, and includes the cost of purchased accounting software.

         D.   Estimates

              Management has used estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

         E.   Intangibles

              The Company acquired the Internet domain name "Letoy.com" for $5,000. The acquisition cost will be amortized over 60 months.

         F.   Research and Development

              The Company has incurred expenditures on software used to create and maintain its website. The Company applies Statement of Position ("SOP") 98-1, which requires compute software costs associated with internal use to be charged to operations as incurred until certain capitalization criteria are met. To date, no costs have been capitalized under SOP 98-1.

                            LEARNINGEXPRESS.com LLC
                         (A DEVELOPMENT STAGE COMPANY)
                        Notes to the Financial Statements
                               December 31, 1999

         G.   Stock-Based Compensation

              The Company uses the intrinsic-value method of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock awards granted to employees. Therefore, compensation expense related to employee stock awards is recorded only if, on the date of grant, the fair value of the underlying equity exceeds the option exercise price. Such compensation expense is recognized on a straight-line basis over the vesting period.


Note 2 - Long-Term Debt

         On December 29, 1999, the Company borrowed $750,000 from U.S. Trust, a Massachusetts Trust Company. The loan has a fixed interest rate of 9%. Principal repayments will begin in July 2000. The loan has been guaranteed by two of the Company's members.

         Repayment of the debt is scheduled as follows:

                             2000                                      $  60,793
                             2001                                        130,075
                             2002                                        142,277
                             2003                                        155,624
                             2004                                        170,222
                             2005                                         91,009
                                                                       ---------
                                                                        $750,000
                                                                        ========


Note 3 - Cash

         The Company maintains a checking account with U.S. Trust, an FDIC insured financial institution.

         Cash on deposit at December 31, 1999                           $789,993
         Outstanding checks                                               (2,173)
                                                                        --------
         Cash balance                                                   $787,820
                                                                        ========


Note 4 - Income Taxes

         For income tax purposes, the Company is classified as a sole proprietorship. As such, no provision is made in the financial statements for income taxes, as this is the responsibility of the member.

Note 5 - Members' Equity (Deficiency)


         As of December 31, 1999, the Company had no formal stock based incentive plan for management and employees. However, the Company has agreed to issue to three management employees, restricted common shares representing eight percent (8%) of members' equity. One third of the restricted shares vested prior to December 31, 1999. One third of the restricted shares will vest 180 days after the launch of the Company's online store and the remaining one third will vest upon the closing of an underwritten public offering of securities.

        The Company has also agreed to issue an additional 85,000 restricted common shares to its three other employees. The restricted shares generally vest in three equal installments beginning on the first anniversary of the employee's hiring date.

                                     ANNEX A
                                  AMENDMENT TO
              FRANCHISE AGREEMENT/LOCAL FRANCHISE LICENSE AGREEMENT


         AMENDMENT (this "Amendment"), dated as of ____ _____, _____, by and between THE LEARNING EXPRESS, INC. a Massachusetts corporation ("Franchisor"), and ________________, a _______________ _____________ (the "Franchisee").


                                   BACKGROUND

A. Franchisor and Franchisee are parties to that certain Franchise Agreement/Local Franchise License Agreement dated as of ____ _____, _____ by and between Franchisor and Franchisee (the "Franchise Agreement") pursuant to the terms and conditions of which Franchisor has granted a franchise to Franchisee to operate a retail specialty toy store (the "Retail Store") using Franchisor's "System" and "Marks" in the "Protected Territory," all as defined in the Franchise Agreement.

B. Franchisor has entered into a License Agreement, dated as of November 5, 1999 (the "LEC Agreement") with LearningExpress.com, LLC, a Delaware limited liability company ("LEC"), pursuant to the terms and conditions of which Franchisor has licensed certain components of the System and the Marks to enable LEC to develop, operate and promote an Internet-based on-line specialty toy store under the name LearningExpress.com (the "On-Line Store").

C. Franchisor has entered into Management Services Agreement, dated as of November 5, 1999 (the "Management Agreement") by and among Franchisor, LEC and LearningExpress.com Holdings LLC ("LECH"), the principal owner of LEC, pursuant to the terms and conditions of which, among other matters, Franchisor has agreed to (1) support LEC's use of the System in the On-Line Store through assistance with marketing, promotion and exchange of information regarding sales, customers, vendors, and (2) contract with each of Franchisor's franchisees on the terms and conditions set forth in this Amendment.

D. Franchisor and Franchisee believe that the On-Line Store will enhance Franchisor's and Franchisee's respective businesses by, among other things, promoting the "Learning Express" image and good will to consumers who use the Internet and enhancing customer traffic to the Retail Store and other retail stores operated by other franchisees of Franchisor.

E. Accordingly, Franchisor and Franchisee are entering into this Amendment to facilitate the development, operation and promotion of the On-Line Store by LEC and to set forth: (i) certain services that Franchisee has agreed to provide to Franchisee's and LEC's customers with respect to the On-Line Store and (ii) certain specified payments and other benefits that Franchisee will receive in consideration thereof.

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF FRANCHISE AGREEMENT; CAPITALIZED TERMS. The terms and provisions of this Amendment amend the Franchise Agreement. In the event of any conflict between the terms of the Franchise Agreement and the terms of this Amendment, the terms of this Amendment shall govern. Capitalized terms not otherwise defined herein shall have the same meaning(s) as set forth in the Franchise Agreement.

2. AMENDMENT TO LEARNING EXPRESS CONFIDENTIAL OPERATIONS MANUAL.

         (a) Franchisee consents and agrees to all of the amendments to the LEARNING EXPRESS CONFIDENTIAL OPERATIONS Manual (the "Manual") set forth on Exhibit A hereto (the "Manual Amendment").

3. TERM. Franchisee's and Franchisor's obligations under this Amendment, shall commence on , 2000 and continue until the earlier to occur of: (i) termination of the Franchise Agreement in accordance with its terms (without giving effect to this Amendment), (ii) the occurrence of a material breach by Franchisee of the terms and conditions of this Amendment following written notice to Franchisee by Franchisor detailing such alleged breach and Franchisee's failure to remedy any such actual breach within ten (10) days, or such other period as may be required by applicable state law, following such notice, or (iii) upon Franchisor's election, exercised in its sole discretion by written notice to Franchisee, to terminate this Amendment incident to a breach by LEC of the LEC Agreement or the Management Agreement. The foregoing period is referred to herein as the "Term".

         Upon any termination in accordance with subsection (iii) of the foregoing paragraph, all obligations of the Franchisor and the Franchisee under this Amendment shall terminate but the Franchise Agreement and all obligations of the parties thereunder shall continue in full force and effect in accordance with their terms unaffected hereby.

4.       EQUITY AND COMMISSION

         (a)      Equity of LECH.

                  (i) In consideration of Franchisee's agreement to execute and consummate the terms and conditions of this Amendment, Franchisor shall cause LECH to issue to Franchisee 14,250 Common Shares of LECH for each Retail Store operated by Franchisee (such shares, the "Shares").

                  (ii) Prior to issuance of the Shares, LECH may require Franchisee to execute an investment letter or letters to the effect that the Shares are being acquired by Franchisee for Franchisee's own account for investment purposes, that Franchisee has no present intention of offering, distributing or otherwise disposing of the Shares, and that Franchisee shall agree not to dispose of the Shares unless a registration statement or appropriate qualification is then in effect under applicable state "Blue Sky" laws with respect to the Shares or in the opinion of counsel for LECH the Shares are exempt from the registration or qualification requirements of such laws.

                  (iii) Prior to issuance of the Shares, Franchisee shall execute and enter into the then current Operating Agreement for LECH and be bound thereby as a member of LECH. Such Operating Agreement shall provide, among other matters, that, until such time as LECH, or a successor entity, has completed an "Initial Public Offering" (defined below), all of the Shares shall be forfeited to LECH immediately upon the termination of either or both of the Franchise Agreement or this Amendment, provided, however, that the Shares shall not be subject to forfeiture in the case where either or both of the Franchise Agreement and this Amendment are terminated in connection with the sale or transfer of Franchisee's Retail Store to a New Franchisee.

                  (iv) Franchisee agrees that Franchisee will not, for a period of at least 180 days following the effective date of any "Initial Public Offering" (defined below) by LECH (or its successor-in-interest) or by LEC (or its successor-in-interest), directly or indirectly, sell, offer to sell or otherwise dispose of the Shares other than any securities which are included in such Initial Public Offering, provided, however, that LECH shall be under no obligation to include the Shares or any portion thereof in any Initial Public Offering. If the managing underwriter of any such Initial Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. An "Initial Public Offering" shall mean LECH's, or a successor entity's, initial distribution of securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission.

         (b)      On-Line Commission.

                  (i) In consideration of Franchisee's performance of Franchisee's obligations hereunder, Franchisor shall pay to Franchisee a commission (the "On-Line Commission") equal to a percentage (the "Percentage"), of the On-Line Store's "Net Sales in Territory" accrued during each calendar month (or portion thereof) during the Term. "Percentage" shall mean (a) five percent (5%) through the second anniversary of the "On-Line Store Date," defined below, and (b) for the period thereafter, the percentage established from time to time by the Board of Managers of LEC based on experience of sales and cash flow of the On-Line Store, provided, however, that, (1) without limitation of the foregoing, LEC presently intends to maintain the Percentage during such period at the 5% level and (2) notwithstanding anything herein to the contrary such percentage determined by the Board of Managers shall never be less than 2.5%. "Net Sales in Territory" shall mean:
                           (A) LEC's gross revenues accrued from the sale through the On-Line Store of On-Line Store products ("Products") ordered by customers ("Customers") whose "bill-to" address for the applicable order is within the "Protected Territory" as defined in the Franchise Agreement minus (B) all costs and charges incurred in connection with returned products and shipping and handling charges in connection therewith. "On-Line Store Date" shall mean the date on which the On-Line Store first commences operation on the Internet for the sale of Products to the general public.

                  (ii) The On-Line Commission will be payable to the Franchisee within 35 days after the end of the calendar month in which LEC accrues the applicable sale(s).

                  (iii) In addition, Franchisor need not pay the On-Line Commission to Franchisee to the extent that LEC, under and pursuant to that certain Management Services Agreement by and among Franchisor, LEC and LearningExpress.com Holdings LLC (the "MSA"), has not paid to Franchisor the component of the "On-Line Commission," as defined in the MSA, corresponding to the On-Line Commission otherwise payable by Franchisor to Franchisee hereunder.

                  (iv) Franchisor may suspend payment of the On-Line Commission to Franchisee if Franchisor determines that Franchisee continues to be materially noncompliant with the Manual, as amended from time to time, following written notice by Franchisor to Franchisee of such noncompliance and a subsequent thirty (30) day opportunity to cure such non-compliance.

         (c) Except for payment of the On-Line Commission and the other consideration provided for in this Agreement, Franchisee shall have no rights under the Franchise Agreement or otherwise against Franchisor or any other party with respect to the operations and sales of LEC and the On-Line Store regardless of the billing address, shipping address or other location of the Customer or other person to whom any Product is delivered or otherwise on account of any sale of any Product.

5. FURTHER COOPERATION. Each of the parties hereto covenants and agrees that it shall furnish to the other party hereto such reasonably necessary information and reasonable assistance, including without limitation execution of documents, certificates and instruments, as such other party may reasonably require to effectuate the provisions of this Amendment.

6. CONFIRMATION OF FRANCHISE AGREEMENT. The parties hereto acknowledge, agree and confirm that subject to Sections 2(a) and 4(c) hereof, all terms and conditions of the Franchise Agreement not inconsistent with the terms of this Amendment shall continue and remain in full force and effect unaffected by this Amendment.

7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not be effective until a copy executed by Franchisee and delivered to Franchisor has been countersigned by Franchisor and delivered to Franchisee.

8.   MISCELLANEOUS.

         8.1   Notices.

Any notice required or permitted to be given to Franchisor hereunder shall be addressed as follows:

                  The Learning Express, Inc.
                  Devens Business Community
                  29 Buena Vista Street
                  Ayer, MA  01432
                  Attn:  Chief Executive Officer


Any notice required or permitted to be given to Franchisee hereunder shall be addressed as follows:





or such other address as any party may give the others notice of pursuant to this Section.



         8.2 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.3 Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

         8.4 Sealed Instrument. This Amendment shall have the effect of an instrument executed under seal.

                            [continues on next page]

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.




THE LEARNING EXPRESS, INC.       FRANCHISEE
                                 PRINT NAME OF LEGAL ENTITY (IF ANY):

By:
   --------------------------    ----------------------------------------------
     Name:
     Title:

                                 BY:
                                    -------------------------------------------
                                 PRINT NAME OF SIGNER:
                                                      -------------------------
                                 PRINT TITLE OF SIGNER:
                                                       ------------------------

                                 (if more than one signer, continue signatures below)


                                 BY:
                                    -------------------------------------------
                                 PRINT NAME OF SIGNER:
                                                      -------------------------
                                 PRINT TITLE OF SIGNER:
                                                       ------------------------


                                 BY:
                                    -------------------------------------------
                                 PRINT NAME OF SIGNER:
                                                      -------------------------
                                 PRINT TITLE OF SIGNER:
                                                       ------------------------



                                 BY:
                                    -------------------------------------------
                                 PRINT NAME OF SIGNER:
                                                      -------------------------
                                 PRINT TITLE OF SIGNER:
                                                       ------------------------

                                    EXHIBIT A

             SUPPLEMENT TO LEARNING EXPRESS, INC. OPERATIONS MANUAL

This supplement is intended to outline the key operational requirements of each Learning Express franchisee that will facilitate cooperation thereby enhancing the development of the On-Line Store as well as the franchised stores. It does not address in detail all operational procedures that will facilitate a seamless environment for the Learning Express customer when shopping either through a franchised location, the On-Line Store or both. Those detailed procedures are under development and will be incorporated, along with the following, as part of the Learning Express, Inc. Policies and Procedures section of the Operations Manual.


     1. IN-STORE KIOSK

        A cooperative program between Learning Express franchisee and LearningExpress.com E-commerce Company ("On-Line Store") that will enhance customer service and broaden product offerings by enabling access to the On-Line Store via a Kiosk unit.

        OPERATIONAL REQUIREMENTS: Learning Express franchisee will provide the appropriate retail space inside franchised location for placement of the Kiosk. Franchisee will provide the appropriate utility connections as well as subscription service to an Internet Service Provider ("ISP") for access to the World Wide Web. Customer will have access only to the LearningExpress.com URL.

        COST TO FRANCHISEE: Ongoing communications (i.e., telephone line and ISP subscription costs). On-line store will provide equipment and fixture to franchisee at no cost.

     2. MARKETING AND BRAND DEVELOPMENT

        Learning Express, Inc. believes that the development of the On-Line Store will enhance the business of its Franchisees by creating additional awareness of the Learning Express name through various cooperative marketing and advertising programs.

        OPERATIONAL REQUIREMENTS: Learning Express franchisee will allow the marketing and promotion of the On-Line Store as well as display the LearningExpress.com URL on marketing materials including; catalogs, print ads, marketing and advertising materials, bags and in-store display materials.

        COST TO FRANCHISEE: Minimal, if any.

        OPERATIONAL REQUIREMENTS: Learning Express franchisee will allow up to four direct mailings to customer mailing list that will promote in a joint fashion, the On-Line Store and that particular local store.

        COST TO FRANCHISEE: None

        OPERATIONAL REQUIREMENTS: Learning Express franchisee will accept On-Line Store gift certificates and coupons utilizing the same process as now used for the franchised store system. On-Line Store gift certificates and coupons will be validated via telephonic or electronic means.

        COST TO FRANCHISEE: None

     3. PRODUCT RETURNS

        In order to provide seamless customer service and distinguish the Learning Express On-Line Store from other like e-commerce companies, a cooperative return process between the On-Line Store and the franchised store is necessary.

        OPERATIONAL REQUIREMENTS: Learning Express franchised store will accept product returns from Learning Express On-Line Store customers following the same inter-store procedure as outlined in the current Operations Manual.

        - Returned products that are on the Learning Express "Buying Program" will be retained into inventory by store for sale at retail. Store will receive reimbursement from On-Line Store for cost of item.

        - Returned products that are not on "Buying Program" may be returned to the On-Line Store fulfillment center. Store will receive full reimbursement of credit given to customer.

        - Customer will receive instructions for those items carried by the On-Line Store (i.e., direct ship by mfg., affiliate sales, etc.) that are not returnable to a franchised store location.

        COST TO FRANCHISEE:  Minimal to none

                                           ANNEX B

AMENDMENT TO REGIONAL FRANCHISE LICENSE AGREEMENT

        THIS AMENDMENT, made and entered into this _____ day of _______________, 2000, by and between The Learning Express, Inc., a Delaware corporation ("LEI") and ________________ ____________________, a _________________ _________________
("Regional Owner").
                                           RECITALS

               A. LEI and Regional Owner entered into a Learning Express Regional Franchise License Agreement dated __________, _______________ (as amended from time to time, the "License Agreement");

               B. LEI has entered into a License Agreement dated as of November 5, 1999 (the "LEI/LEC Agreement"), with LearningExpress.com, LLC, a Delaware limited liability company ("LEC"), pursuant to the terms and conditions of which LEI has granted LEC a license (the "License") to use the System, as defined in the LEI/LEC Agreement, in the development, operation and promotion of an Internet based, on-line store (the "On-Line Store");

               C. As consideration for the License, LEC will pay LEI a royalty (the "Royalty"), as defined in the LEI/LEC Agreement with respect to "Net Sales," as defined in the LEI/LEC Agreement, accrued by LEC via the On-Line Store;

               D. LEI has entered into a Management Services Agreement, dated as of November 5, 1999 (the "Management Agreement"), by and among LEI, LEC and LearningExpress.com Holdings LLC, a Delaware limited liability company ("LECH"), the principal owner of LEC, pursuant to the terms and conditions of which, among other matters, LEI has agreed, among other matters, to (1) support LEC's use of the System in the On-Line Store through assistance with marketing, promotion and exchange of information regarding sales, customers, vendors, and (2) contract with each of LEI's regional owners on the terms and conditions set forth in an Amendment to each regional owner's respective Regional Franchise License Agreement; and

                E. LEI and Regional Owner wish to amend the License Agreement and reflect the amendment in writing.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.      (a)     In consideration of Regional Owner's agreement to execute and consummate the terms and conditions of this Amendment, LEI shall cause LECH to issue to Regional Owner, 14,250 Common Shares of
                LECH (the "Shares"), for each Regional Territory granted by LEI to Regional Owner.

        (b) Prior to issuance of the Shares, LECH may require Regional Owner to execute an investment letter or letters to the effect that the Shares are being acquired by Regional Owner for Regional Owner's own account for investment purposes, that Regional Owner has no present intention of offering, distributing or otherwise disposing of the Shares, and that Regional Owner shall agree not to dispose of the Shares unless a registration statement or appropriate qualification is then in effect under applicable state "Blue Sky" laws with respect to the Shares or in the opinion of counsel for LECH the Shares are exempt from the registration or qualification requirements of such laws.

        (c) Prior to issuance of the Shares, Regional Owner shall execute and enter into the then current Operating Agreement for LECH and be bound thereby, as a member of LECH. Such Operating Agreement shall provide, among other matters, that, until such time as LECH, or a successor entity, has completed an "Initial Public Offering" (defined below), that all of the Shares shall be forfeited to LECH immediately upon the termination of either or both of the License Agreement or this Amendment, provided, however, that the Shares shall not be subject to forfeiture in the case where either or both of the License Agreement and this Amendment are terminated in connection with the sale or transfer of Regional Owner's rights and obligations under the License Agreement to a new regional owner.

        (d) Regional Owner agrees that Regional Owner will not, for a period of at least 180 days following the effective date of any "Initial Public Offering" (defined below) by LECH (or its successor-in-interest) or by LEC (or its successor-in-interest), directly or indirectly, sell, offer to sell or otherwise dispose of the Shares other than any securities which are included in such Initial Public Offering, provided, however, that LECH shall be under no obligation to include the Shares or any portion thereof in any Initial Public Offering. If the managing underwriter of any such Initial Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. An "Initial Public Offering" shall mean LECH's, or a successor entity's, initial distribution of securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission.

3.      (a)     In consideration of Regional Owner's performance of Regional
                Owner's obligations hereunder, LEI shall pay Regional Owner with respect to each calendar month (or portion thereof) during the Term, commencing with the month ended January 31, 2002, unless
                LEC is in breach of the LEI/LEC Agreement, a fee (the "Fee") equal to the greater of (i) 50% of the Royalty and (ii) 1.5% of "Net Sales," as defined in the LEI/LEC Agreement, in either case as accrued during such month from the sale through the On-Line Store of products ordered by customers whose "bill to" address is within the "Regional Territory", as defined in the License Agreement.

        (b) Each installment of the Fee shall be payable to the Regional Owner within 60 days after the end of the applicable calendar month. Each payment shall be accompanied by a statement from LEI, providing the basis for the calculation of the Fee. For any amount not paid by LEI when due in accordance with the foregoing, LEI shall pay Regional Owner a late payment penalty equal to one percent (1%) per month of such unpaid amount, or if less, the maximum amount permissible under applicable law.

        (c) LEI shall have no obligation to pay the Fee in the event LEC ceases operating the On-Line Store, if LEC becomes insolvent or makes a general assignment for the benefit of creditors, or unless otherwise prohibited by law, if a petition in bankruptcy is filed by LEC, or such a petition is filed against and consented to by LEC or not dismissed within 30 days, or if a bill in equity or other proceeding for the appointment of a receiver of LEC or other custodian for LEC's business or assets is filed and consented to by LEC or if a receiver or other custodian (permanent or temporary) of LEC's assets or property, or any part thereof, is appointed.

        (d) Within 120 days following the end of each fiscal year, LEI shall make available for review by Regional Owner, a statement prepared by LEI's chief financial officer, for all Net Sales for such fiscal year in the Regional Territory. LEI shall cause LEC to maintain accurate books and records pertaining to Net Sales for a period of two (2) years following the close of the fiscal year for which such determinations have been made and permit Regional Owner and its representatives, upon at least 10 days prior written notice to LEI, to make examinations of such books and records during the usual business hours (without interrupting LEC's normal conduct of its business) and at the place LEC usually keeps its books and records.

4. Except for issuance of the Shares and payment of the Fee, Regional Owner shall have no rights under the License Agreement or otherwise against LEI or any other party with respect to the operations and sales of LEC and the On-Line Store regardless of the billing address, shipping address or other location of the applicable customer or other person to whom any product purchased through the On-Line Store is delivered or otherwise on account of any sale of any such product.

5. Except as modified by this Amendment, the License Agreement remains in full force and effect.


        In Witness Whereof, the parties hereto have executed this Amendment the day and date first above written.


                                                   LEI:
                                                   THE LEARNING EXPRESS, INC.



                                                   By:
                                                      --------------------------



                                                   REGIONAL OWNER:



                                                   -----------------------------


                                                   -----------------------------


                                                   -----------------------------


                                                   -----------------------------

                                     ANNEX C
                        LEARNINGEXPRESS.COM HOLDINGS LLC

                           FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

        This First Amended and Restated Limited Liability Company Operating Agreement (the "Agreement"), effective as of the ___ day of ___________, 2000, is entered into by and among the Persons identified as Members in Schedule A annexed hereto, made a part hereof and hereby incorporated herein, each (for such period of time as it shall remain a Member hereunder) referred to individually as a "Member" and collectively as the "Members."

        WHEREAS, LearningExpress.com Operations LLC (the "LLC") was formed pursuant to the Delaware Limited Liability Company Act (the "Act") by the filing on March 15, 2000 of a Certificate of Formation (as such Certificate may be amended from time to time, the "Certificate of Formation") in the office of the Secretary of State of the State of Delaware;

        WHEREAS, pursuant to an amendment to the Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on March 31, 2000, the name of the LLC was changed to LearningExpress.com LLC;

        WHEREAS, pursuant to an amendment to the Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on April 12, 2000, the name of the LLC was changed to LearningExpress.com Holdings LLC;

        WHEREAS, Sharon DiMinico, Louis DiMinico, Steven P. Manfredi, Hal Cook, Charles Will and Jerry Pope entered into that certain LearningExpress.com Holdings LLC Operating Agreement as of April 13, 2000 (the "Original Agreement");

        WHEREAS, the Members (including those Persons being admitted as Members pursuant to the execution hereof) hereby wish to amend and restate the Original Agreement in its entirety; and

        WHEREAS, capitalized terms used herein, and not otherwise defined herein, have the meanings ascribed to them in Appendix I annexed hereto, made a part hereof and hereby incorporated herein;

        NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the Original Agreement is hereby amended and restated in its entirety as follows:

1. Principal Office; Registered Office and Registered Agent. The principal office of the LLC shall initially be 29 Buena Vista Street, Ayer, MA 01432. The name and address of the registered agent of the LLC for service of process pursuant to the Act shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and the LLC's registered office in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Board of Managers may, upon compliance with the applicable provisions of the Act, change the LLC's principal office, its registered office or registered agent from time to time, all as determined by the Board of Managers.

2. Purpose. The LLC was formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including, without limitation, holding membership interests in LearningExpress.com LLC, a Delaware limited liability company, and engaging in any and all activities necessary, advisable, convenient or incidental thereto. The LLC shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Act. Except as otherwise required by the Act or other applicable law, in connection therewith, the Board of Managers shall have the authority to (i) exercise all the powers and privileges granted to an LLC by the Act or any other law or this Agreement, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the LLC in the State of Delaware or in any other jurisdiction in which the LLC shall conduct business and (ii) take any other action not prohibited under the Act or other applicable law; and, except as provided in
Section 3(a) hereof, no Member acting in its capacity as a Member shall have any authority, power or privilege to act on behalf of or to bind the LLC.

3.      Management.

        (a) Designation and Removal of Managers. The LLC shall initially have seven managers (each, a "Manager"). For purposes of this Agreement, the term "Board of Managers" shall mean the Managers of the LLC in the aggregate acting as the governing body of the LLC. The Managers of the LLC shall be designated as follows:

        (i) So long as that certain License Agreement, dated as of November 5, 1999 by and between The Learning Express, Inc., a Massachusetts corporation ("LEI") and LearningExpress.com LLC is in full force and effect, one Manager (the "LEI-Designated Manager") shall be designated by LEI, which Manager shall initially be Sharon DiMinico.

        (ii) One Manager, who shall also be the Chairman of the Board of Managers, shall be the Person currently serving as Chief Executive Officer of the LLC, which Manager shall initially be Steven Manfredi.

        (iii) Three Managers (the "Franchisee-Designated Managers") shall be selected by the unanimous vote of the LEI-Designated Manager and the Chairman of the Board of Managers from a list of nominees submitted by LEI's Franchisee Advisory Board, which nominees must initially and continue to be franchisees in good standing with LEI. Such Managers shall initially be Kenneth Levinsohn, Ira Marks and W. Edmund Hobson.

        (iv) Two Managers (the "Independent Managers") shall initially be selected by the unanimous vote of the other five members of the Board of Managers.

Additional Managers may be appointed by Consent of the Board of Managers so long as two of the Managers voting in favor of such appointment are the LEI-Designated Manager and the Chairman of the Board of Managers. If at any time there is no Manager, the number of Managers may be determined, and one or more Managers may be designated, by approval of a Majority in Interest of the Members. A Manager's status as a Manager may be terminated, and a vacancy on the Board of Managers may be filled, as follows:

        (I) The LEI-Designated Manager may be removed or designated at any time by LEI.

        (II) If the Person currently serving as the Chief Executive Officer of the LLC is terminated and replaced by another Person, such other Person shall automatically replace such first Person as Manager and the Chairman of the Board of Managers.

        (III) Each of both the Franchisee-Designated Managers and the Independent Managers may be removed or designated at any time by the Consent of the Board of Managers.


No Manager may resign from, retire from, abandon or otherwise terminate its status as a Manager except upon prior notice to the LLC. Any vacancy on the Board of Managers may be filled by Consent of the Board of Managers.

        (b) Actions of Board of Managers. Except as otherwise provided in
Section 3(a) hereof, all decisions or actions to be made or taken by the Board of Managers shall require the "Consent of the Board of Managers," which shall mean the affirmative vote of more than fifty percent (50%) of the votes represented on the Board of Managers. Until there are seven Managers, each of both the LEI-Designated Manager and the Chairman of the Board of Managers shall have two votes to cast on all matters coming before the Board of Managers. The remaining Managers shall each have one vote. For avoidance of doubt, so long as the LLC has seven Managers, the Consent of the Board of Managers shall mean four affirmative votes, so long as the LLC has six Managers, the Consent of the Board of Managers shall mean five affirmative votes, so long as the LLC has five or four Managers, the Consent of the Board of Managers shall mean four affirmative votes and so long as the LLC has three Managers, the Consent of the Board of Managers shall mean three affirmative votes.

        (c) Transactions with Affiliates. The Board of Managers may cause the LLC to enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the LLC of goods, services or space with any Member, Manager or an Affiliate thereof, and may pay compensation thereunder for such goods, services or space, provided in each case the Board of Managers has determined in good faith that the terms of any such arrangements are in, or not opposed to, the best interests of the LLC.

        (d) Power of Managers to Bind the LLC. The signature of any Manager acting alone on any agreement, contract, instrument or other document shall be sufficient to bind the LLC in respect thereof and conclusively evidence the authority of the Board of Managers and the LLC with respect thereto, and no third party need look to any other evidence or require joinder or consent of any other party to bind the LLC or to evidence such authority.

        (e) Appointment of Officers and Other Agents. The Board of Managers may appoint one or more individuals as agents of the LLC with, in each case, such title and duties and power and authority as the Board of Managers shall determine from time to time, and such agents may be referred to as officers of the LLC; provided, however, that no such appointment by the Board of Managers shall by itself cause any Manager to cease to be a "manager" of the LLC within the meaning of the Act or this Agreement or restrict the ability of any Manager to exercise the powers so delegated. Unless the authority of the agent designated as the officer in question is limited in the document appointing such officer or is otherwise specified by the Board of Managers, any officer so appointed shall have the same authority to act for the LLC as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. The initial officers of the LLC shall be as follows:

               Chairman of the Board of Managers:         Steven P. Manfredi
               Chief Executive Officer:                   Steven P. Manfredi
               Chief Operating Officer:                   Michael J. Sanders
               Chief Financial Officer:                   Glenn E. Davis

        (f) Standard of Care for Board of Managers. The Managers shall perform their duties hereunder in good faith and with that degree of care that an ordinarily prudent Person in a like position would use under similar circumstances. The Board of Managers shall be entitled to rely, in the performance of such duties, on information, opinions, reports or statements, including financial statements, in each case prepared by one or more agents or employees, counsel, public accountants or other Persons employed by the LLC, as to matters that such Managers believe to be within such Persons' special competence.

        (g) Board of Manager Observer. So long as that certain License Agreement by and between The Learning Express, Inc. and LearningExpress.com LLC is in full force and effect, the LEI-Designated Manager may invite one observer to the Board of Managers who, while having no voting rights, shall be permitted to attend meetings of the Board of Managers. Such observer to the Board of Managers must be a member of management of The Learning Express, Inc. and may be removed at any time by the LEI-Designated Manager.

4.      Capital Contributions; Capital Accounts; and Liability of Members.

        (a) Capital of Members. The capital contributions that each Member has made to the LLC on or before the date of this Agreement are set forth on Schedule A, and the number of Shares owned by such Member is also set forth on such Schedule A. The Board of Managers shall amend Schedule A from time to time to properly reflect any changes in the capital contributions made by, or the number of Shares owned by, the Members.

        (b) Additional Capital. No Member shall be obligated to contribute any additional capital to the LLC.

        (c) Capital Accounts. A separate capital account (each, a "Capital Account") shall be established for each Member and shall be maintained in accordance with applicable regulations ("Treasury Regulations") under the Internal Revenue Code of 1986, as amended (the "Code").

        (d) Liability of Members. The liability of a Member for the losses, debts and obligations of the LLC shall be limited to its capital contributions theretofore made to the LLC by such Member (or its predecessor in interest) which have not been repaid to or withdrawn by such Member (or its predecessor in interest) in accordance with the terms of this Agreement. No Member, in its capacity as a Member, shall have any liability to restore any negative balance in its Capital Account.

        (e) Admission of Additional Members. Subject to any restrictions or other applicable procedures imposed by this Agreement (including the Statement of Designations attached hereto as Appendix II), additional members may be admitted to the LLC on such terms and conditions as may be specified by the Board of Managers. In connection with any such admission, including any admission due to a Transfer of all or part of an interest under Section 8 hereof, Schedule A shall be amended by the Board of Managers to reflect the inclusion of the additional Member(s). The Board of Managers is hereby authorized to amend this Agreement, without the consent of any Member, to provide for additional classes or groups of members of the LLC having such relative rights, powers and duties as the Board of Managers shall determine in its sole discretion, including but not limited to rights, power and duties senior to existing classes or groups of members.

5. Return of Contributions. No Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of such Member's interest in the LLC, including without limitation as a result of the withdrawal or resignation of such Member from the LLC, except as specifically provided in this Agreement.

6.      Distributions.

        (a) Statement of Designations Incorporated by Reference. The Statement of Designations attached hereto as Appendix II (the "Statement of Designations") is incorporated herein by reference, and its provisions, including without limitation its provisions regarding distributions with respect to Series A Preferred Shares, constitute an integral part of this Agreement.

        (b) Distributions. Except as otherwise provided in the Statement of Designations with respect to distributions upon liquidation of the LLC, the Board of Managers may determine in its sole discretion to cause the LLC to make distributions of net cash flow available for distribution, less expenses of the LLC and reasonable reserves, all as determined by the Board of Managers, among the Members in accordance with the provisions of Section 4 of the Statement of Designations. All distributions on liquidation of the LLC shall be made in accordance with the provisions of Section 5 of the Statement of Designations.

        (c) Distributions of Cash and Other Property. Except as the Board of Managers may otherwise determine, all distributions to Members shall be made in cash. If any assets of the LLC are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Board of Managers. Any amounts not distributed upon liquidation of the LLC pursuant to
Section 6(b)
hereof on account of expenses and reserves shall serve to reduce the distributions made to each Member pursuant to Section 6(b) hereof in a manner reasonably determined by the Board of Managers. Any such reserves as remain after payment of contingent liabilities shall be distributed to the Members in the manner in which they served to reduce the distributions thereto.

        (d) Tax Distributions. The Board of Managers shall, to the extent of the cash then available to the LLC, make a distribution (a "Tax Distribution") to the Members entitled thereto not later than the date specified below. The LLC shall make a Tax Distribution prior to the tenth day of April, June, September and January of each fiscal year in an amount equal to one quarter (1/4) of the Members' Estimated Tax Liability. For purposes of this Section 6(d), the "Members' Estimated Tax Liability" means the product of (i) the taxable income of the LLC for the then current fiscal year (except that the January distribution shall be for the previous calendar quarter), as projected from time to time in good faith by the Board of Managers multiplied by (ii) the Tax Distribution Rate, which amount shall be distributed among the Members pro rata in proportion to their respective estimated allocable shares of such taxable income for such year, as so projected; provided, however, that the Tax Distribution payable to the Members for a fiscal year (or portion thereof) shall be reduced to reflect net losses and deductions (i.e., the excess of losses and deductions over income and gains) and credits allocated by the LLC to the Members generally for federal income tax purposes in any and all earlier periods (except to the extent previously applied to reduce a Tax Distribution or to the extent the carryforward period for such losses or credits has expired). For purposes of this Section 6(d), the "Tax Distribution Rate" shall initially mean 45% or such other percentage as may be approved by the Board of Managers from time to time as the approximate highest current marginal combined federal and state income tax rate applicable to an individual resident in Massachusetts (determined after giving effect to the deduction (if allowable) of state income taxes for federal income tax purposes). All amounts distributed to Members pursuant to this Section 6(d) shall be advances of amounts otherwise distributable to Members under the provisions of Section 6 hereof.

        (e) Withholding of Taxes. Each Member hereby authorizes the LLC to withhold and pay over any withholding or other taxes payable by the LLC as a result of such Member's status as a Member. Such Member shall be deemed for all purposes of this Agreement to have received a distribution from the LLC in the amount and as of the time each such withholding is paid by the LLC.

7.      Allocations and Certain Tax Matters.

        (a) Allocations of Income, Gain, Deduction and Loss. All items of income, gain, deduction and loss of the LLC as determined for federal income tax purposes shall be allocated among the Members, and shall be credited or debited to their respective Capital Accounts in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv), so as to ensure to the maximum extent possible that such allocations satisfy the economic effect equivalence test of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). In accordance therewith, all items that can have economic effect shall be allocated in such a manner that the balance of each Member's Capital Account at the end of any taxable year of the LLC (increased by the sum of (1) such Member's "share of partnership minimum gain" as defined in Treasury Regulation Section 1.704-2(g)(1) plus (2) such Member's "share of partner nonrecourse debt minimum gain" as defined in Treasury Regulation Section 1.704-2(i)(5)) would be positive in the amount of cash that such Member would receive if the LLC sold all of its assets for an amount of cash equal to the book value (as determined pursuant Treasury Regulation Section 1.704-1(b)(2)(iv)(g)) of such assets (reduced, but not below zero, by the amount of nonrecourse debt to which such property is subject) and all of the cash of the LLC remaining after payment of all liabilities (other than nonrecourse liabilities) of the LLC were distributed in liquidation of the LLC immediately following the end of such taxable year pursuant to Section 6(b) hereof. All items of income, gain, deduction and loss that cannot have economic effect (including nonrecourse deductions) shall be allocated in accordance with the Members' interests in the LLC, which, unless otherwise required by Code Section 704(b) and the Treasury Regulations thereunder, shall be in proportion to the number of Common Shares held by each Member (treating all Series A Preferred Shares as having been converted into Common Shares for purposes of this calculation).

        (b) Tax Allocations. Items of income, gain, deduction and loss for purposes of determining the Members' Capital Accounts (that is, for "book purposes") shall be determined in accordance with the same principles as such items are determined for reporting such items on the LLC's federal income tax return. All items of income, gain, deduction, loss or credit for tax purposes shall be determined in accordance with the Code and, except to the extent otherwise required by the Code, allocated to and among the Members in the same percentages in which the Members share in such items for book purposes. Notwithstanding the foregoing, if the book value of property differs from its tax basis, then for the purposes of this Agreement, all determinations of income, gain, deduction and loss for tax purposes shall be determined with respect to such book value in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv)(g).

        (c) Certain Allocations with Respect to Contributed Property. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of depreciation, amortization, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial book value, such allocation to be made by the Board of Managers in accordance with the so-called "traditional method with curative allocations solely in the case of a sale of property" as provided under Treasury Regulation Section 1.704-3(c)(iii)(B).

        (d) Tax Elections. Any elections or other decisions relating to allocations of income, gain, deduction, loss or credit hereunder or any other tax elections (including elections under Code Section 754) that must be made at the LLC level (as opposed to by the LLC's Members) shall be made (or not made) by the Board of Managers in its sole discretion.

        (e) Shares Held During Portion of Taxable Year. For purposes of determining the income, gain, loss, deduction or credit, or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

        (f) Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Section 7 and hereby agree to be bound by the provisions of this Section 7 in reporting their distributive shares of LLC income and loss for income tax purposes.

8.      Restrictions on Transfers of Shares.

        (a) Restrictions in General. Prior to the completion of a firm commitment underwritten initial public offering of equity securities of the LLC or any successor, no Common Member may Transfer such Member's interest in the LLC or any part thereof, or in all or any part of the assets of the LLC, and no Common Member may withdraw from, resign from, retire from, abandon or otherwise terminate its status as a Member, except as follows:

               (1) with the Consent of the Board of Managers in connection with an approved assignment of such Member's franchise agreement or regional franchise license agreement with LEI;

               (2) as a collateral pledge of its economic interest only, to an institutional lender, and the lender will not have the right to be admitted to the LLC as a Member; or

               (3) to an individual Common Member's family members (or the family members of any individual who controls an entity that is a Common Member) and trusts for the benefit of such family members for estate planning purposes or to a deceased individual Common Member's executor or administrator.

Notwithstanding anything to the contrary herein, no Member shall transfer its interest in the LLC to the extent that such transfer would violate the Securities Act of 1933, as amended, or any other federal or state securities or blue sky laws. Subject to the immediately preceding sentence and Section 8(c) hereof, Shares held by the

Series A Members (including, without limitation, Common Shares issued upon conversion of Series A Preferred Shares) shall be freely transferable.

        (b) Issuance of Shares. During the term of this Agreement, the LLC shall not issue any Shares to any Person (other than a Person which is already a Member hereunder) unless such Person agrees in writing to be bound by all of the provisions of this Agreement applicable to a Member of the relevant Member Group.

        (c) Market Stand-Off Agreement. No Member shall sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any interest in or other securities of the LLC or any successor-in-interest held by such Member or, as the case may be, the respective successors, successors in title, heirs and assigns of each such Member (including the Common Shares), for a period of time specified by a managing underwriter (not to exceed one hundred eighty (180) days in the case of any initial public offering and not to exceed ninety (90) days) in the case of any subsequent public offering) following the effective date of a registration statement of the LLC or any successor-in-interest filed under the Securities Act with respect to a firm commitment underwritten public offering. Each Member agrees to execute and deliver such other agreements as may be reasonably requested by the LLC or any successor-in-interest and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the LLC or any successor-in-interest may impose stop-transfer instructions with respect to the Common Shares until the end of such period.

        (d) Forfeiture Upon Termination of Franchise Agreement. Prior to the completion of a firm commitment underwritten initial public offering of equity securities of the LLC or any successor, Common Shares held by any franchisee or "regional owner" of LEI shall be forfeited to the LLC immediately upon the termination of such franchisee's or regional owner's franchise agreement or franchise license agreement, as the case may be, with LEI or the termination of the amendment thereto pursuant to which such franchisee or regional owner received its Common Shares; provided, however, that Common Shares shall not be subject to forfeiture in the case where a franchisee's franchise agreement or regional owner's regional franchise license agreement is terminated in connection with the sale or transfer of such franchisee's retail store to a new franchisee or of the sale or transfer of such regional owner's region to a new regional owner.


9. Priorities. No Member shall have any rights or priority over any other Members as to contributions or as to distributions or compensation by way of income, except as specifically provided in this Agreement (including the Statement of Designations).

10.     Term; Dissolution of the LLC.

        (a) Term. The term of the LLC shall be perpetual, unless sooner terminated as hereinafter provided.

        (b) Events of Dissolution or Liquidation. The LLC shall be dissolved upon the happening of any of the following events:

                (1)     the Consent of the Board of Managers;

                (2) the sale of all or substantially all of the assets of the LLC; or

                (3) the entry of a decree of judicial dissolution under the Act.

Following any of the foregoing events, the Board of Managers shall proceed diligently to liquidate the assets of the LLC in a manner consistent with commercially reasonable business practices.

        (c) Distributions upon Liquidation. In connection with the liquidation of the LLC, the assets of the LLC shall be applied and distributed in the following order of priority:

               (1) to creditors of the LLC, including Members, in the order of priority provided by law, and the creation of a reserve of cash or other assets of the LLC for contingent liabilities in an amount, if any, determined by the Board of Managers to be appropriate for such purposes; and

                (2) to the Members in accordance with the provisions of Section
        6.

11.     Financial and Accounting Matters.

        (a) Books and Records. The Board of Managers shall keep or cause to be kept complete and accurate books and records of the LLC, using the same methods of accounting that are used in preparing the federal income tax returns of the LLC to the extent applicable and otherwise in accordance with generally accepted accounting principles consistently applied. Such books and records shall be maintained and available, in addition to any documents and information required to be furnished to the Members under the Act, at the principal business office of the LLC for examination and copying by any Member or Manager, or its duly authorized representative, at its reasonable request and at its expense during ordinary business hours. A current list of the full name and last known address of each Member and Manager, a copy of this Agreement, any amendments thereto and the Certificate of Formation, executed copies of all powers of attorney, if any, pursuant to which this Agreement, any amendment, or the Certificate of Formation has been executed, copies of the LLC's financial statements and federal, state and local income tax returns and reports, if any, for each of the last 6 fiscal years, shall be maintained at the principal business office of the LLC along with such other information, if any, as may be required to be made available to Members pursuant to Section 18-305 of the Act. On or before the due date (including extensions) of the federal income tax return of the LLC for each fiscal year of the LLC, each Member shall be furnished with copies of the LLC's federal income tax return for the fiscal year then ended and any other tax information reasonably required for state or local tax purposes.

        (b) Bank Accounts. Bank accounts and/or other accounts of the LLC shall be maintained in such banking and/or other financial institution(s) as shall be selected by the Board of Managers, and withdrawals shall be made and other activity conducted on such signature or signatures as shall be designated by the Board of Managers.

        (c) Fiscal Year. Except as otherwise required by the Code, the fiscal year (and taxable year) of the LLC shall end on December 31 of each year.

        (d) Tax Matters Partner. Steven Manfredi shall be the "tax matters partner" of the LLC for purposes of the Code, until his bankruptcy, insolvency, resignation or the designation of his successor, whichever occurs sooner. Any subsequent "tax matters partner" shall be designated from time to time by the Board of Managers.

12.     Indemnity; Other Business.

        (a) Indemnity. Each Member, each Manager and any other entity or individual authorized to act on behalf of the LLC shall be entitled to indemnity from the LLC for any liability incurred and/or for any act performed within the scope of the authority conferred, and/or for any act omitted to be performed, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses; provided, however, that such Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC.

        (b) Outside Interests. The Members, the Managers, and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as manager and general partner of other limited liability companies and partnerships; provided, however, that no such other business venture or investment opportunity shall be in direct competition with the business and activities of the LLC. Neither the LLC nor any other Member or Manager shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

13.     Miscellaneous.

        (a) Binding Effect. Subject to the restrictions on Transfers set forth herein, the terms of this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns; and each and every successor-in-interest to any Member, whether such successor acquires a Share by way of inheritance, gift, purchase, foreclosure or any other method, shall hold such Share subject to all of the terms and provisions of this Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto, who is a creditor of the LLC (including any Member acting in its capacity as a creditor of the LLC) or a creditor of any Member.

        (b) Amendment. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment is made with the consent of a Majority in Interest of the Members.

        (c) Liquidation upon IPO of LearningExpress.com LLC or any Affiliate. Each Member hereby acknowledges and agrees that, unless determined otherwise by the Board of Managers, effective upon determination of the Board of Managers in connection with completion of an initial public offering of equity securities by a corporate successor to LearningExpress.com LLC or any of its Affiliates (including the LLC), the LLC will be liquidated, without further consent or agreement of any Member, and the Members will receive shares of capital stock of the corporate successor to LearningExpress.com LLC or such Affiliate having substantially similar preferences, rights, qualifications and restrictions as pertain to their Shares immediately prior to such liquidation.

        (d) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, notwithstanding any choice of law rules to the contrary.

        (e) Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

        (f) Notices. Any and all notices under this Agreement shall be effective
(i) on the fifth business day after being sent by certified mail, return receipt requested, postage prepaid, or (ii) on the first business day after being sent by express mail, telecopy, or commercial expedited delivery service providing a receipt for delivery. All such notices in order to be effective shall be addressed, if to the LLC at its registered office under the Act, if to a Member at the last address of record on the LLC's books, and copies of such notices shall also be sent to the last address for the recipient which is known to the sender, if different from the address so specified. Copies of such notices shall also be sent to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110,
Attention: Kitt Sawitsky, Esquire.

        (g) Interpretation. As used herein, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice-versa, unless the context otherwise requires.

        (h) Entire Agreement. This Agreement, including all Schedules and Appendices attached hereto and the Certificate of Formation, which are hereby incorporated herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

        (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

        IN WITNESS WHEREOF, the Managers and Members have executed this Agreement as of the date first above written.

MANAGERS:



----------------------
Sharon DiMinico



----------------------
Steven Manfredi



----------------------
Kenneth Levinsohn



----------------------
Ira Marks



----------------------
W. Edmund Hobson

SERIES A MEMBER SIGNATURE PAGES




----------------------
Sharon DiMinico





----------------------
Louis DiMinico




----------------------
Charles Will




----------------------
Steven P. Manfredi




----------------------
Hal Cook




----------------------
Jerry Pope

COMMON MEMBER SIGNATURE PAGES


PRINT NAME OF LEGAL ENTITY (IF ANY):

___________________________________________


BY:  _______________________
PRINT NAME OF SIGNER: ____________________
PRINT TITLE OF SIGNER: _____________________

(if more than one signer, continue signatures below)


BY:  _______________________
PRINT NAME OF SIGNER: ____________________
PRINT TITLE OF SIGNER: _____________________



BY:  _______________________
PRINT NAME OF SIGNER: ____________________
PRINT TITLE OF SIGNER: _____________________



BY:  _______________________
PRINT NAME OF SIGNER: ____________________
PRINT TITLE OF SIGNER: _____________________

                                   SCHEDULE A
                                       TO
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                        LEARNINGEXPRESS.COM HOLDINGS LLC

           MEMBER                 CAPITAL CONTRIBUTION    CLASS OF SHARES            NUMBER OF SHARES
           ------                 --------------------    ---------------            ----------------
Sharon DiMinico                                 $0        Common                            14,250
Franchisees/Regional                            $0        Common                         2,607,750
Sharon DiMinico                        $149,999.50        Series A Preferred                85,714
Lou DiMinico                           $149,999.50        Series A Preferred                85,714
Steven P. Manfredi                     $200,000.00        Series A Preferred               114,286
Hal Cook                               $250,000.00        Series A Preferred               142,857
Charles Will                           $200,000.00        Series A Preferred               114,286
Jerry Pope                             $100,000.00        Series A Preferred                57,143
Reg. A Series A Investors            $2,712,500.00        Series A Preferred             1,550,000
TOTAL                                   $3,762,499        FULLY DILUTED COMMON           4,772,000
                                                          SHARES

                                   APPENDIX I

                                  DEFINED TERMS

        The following capitalized terms shall have the meanings specified in this Appendix I. Other capitalized terms are defined in the Statement of Designations attached hereto as Appendix II, and those terms shall have the meanings respectively ascribed to them.

        "Act" shall have the meaning set forth in the first recital to this Agreement.

        "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is under common control with, or is controlled by the specified Person. As used herein, the term "control" means the possession by a Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreement" shall have the meaning set forth in the Preamble to this Agreement.

        "Board of Managers" shall have the meaning set forth in Section 3(a).

        "Capital Account" shall have the meaning set forth in Section 4(c).

        "Certificate of Formation" shall have the meaning set forth in the first recital to this Agreement.

        "Code" shall have the meaning set forth in Section 4(c).

        "Common Member" means any holder of Common Shares who is not a Series A Member.

        "Common Shares" means the Shares in the LLC other than Series A Preferred Shares.

        "Consent of the Board of Managers" shall have the meaning set forth in
Section 3(b).

        "Franchisee-Designated Managers" shall have the meaning set forth in
Section 3(a)(iii).

        "Independent Managers" shall have the meaning set forth in Section 3(a)(iv).

        "LEI-Designated Manager" shall have the meaning set forth in Section 3(a)(i).

        "LEI" shall have the meaning set forth in Section 3(a)(i).

        "LLC" shall have the meaning set forth in the first recital to this Agreement.

        "Majority in Interest" means, with respect to any Member Group (or multiple Member Groups when voting collectively as a single group), more than fifty percent (50%) of the number of Common Shares owned by all Members of such Member Group (or such combined Member Groups) in the aggregate. For purposes of this definition, Series A Members shall be deemed to own the number of Common Shares into which their Series A Preferred Shares are convertible, and the number of such Series A Members' Series A Preferred Shares shall be disregarded.

        "Majority in Interest of the Franchisees" means franchisees and regional owners in good standing holding more than fifty percent (50%) of the franchised locations and regional territories of LEI.

        "Manager" shall have the meaning set forth in Section 3(a).

        "Member" and "Members" shall have the meanings set forth in the Preamble to this Agreement.

        "Member Group" means a group of Members consisting solely of the Common Members collectively or the Series A Members collectively, as the context may indicate.

        "Members' Estimated Tax Liability" shall have the meaning set forth in
Section 6(d).

        "Original Agreement" shall have the meaning set forth in the fourth recital to this Agreement.

        "Person" means any natural person or any general partnership, limited partnership, limited liability partnership, corporation, joint venture, trust, business trust, cooperative, association, or limited liability company, and shall include the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

        "Series A Members" means the Members holding Series A Preferred Shares (and any Common Shares issued upon conversion of Series A Preferred Shares) and their respective successors and assigns in respect of such Shares. All Series A Members shall retain their status as such regardless of the conversion of all or any portion of their Series A Preferred Shares into Common Shares.

        "Series A Preferred Shares" means the Series A Convertible Preferred Shares, having the rights, limitations and preferences established by the Statement of Designations.

        "Shares" means all units of membership interest in the LLC held by each Member, whether now owned or hereafter acquired. The term "Shares" includes, collectively, Common Shares and Series A Preferred Shares.

        "Statement of Designations" shall have the meaning set forth in Section 6(a).

        "Tax Distribution" shall have the meaning set forth in Section 6(d).

        "Tax Distribution Rate" shall have the meaning set forth in Section
6(d).

        "Transfer" means, when used as a noun, any disposition of Shares or any interest therein, for value or otherwise, including, without limitation, any sale, gift, bequest, assignment, pledge or encumbrance, and whether effected by contract, by operation of law or otherwise. "Transfer," when used as a verb, shall have a correlative meaning.

        "Treasury Regulations" shall have the meaning set forth in Section 4(c).

                                   APPENDIX II

                     STATEMENT OF DESIGNATIONS, PREFERENCES
    AND RIGHTS OF COMMON SHARES AND SERIES A CONVERTIBLE PREFERRED SHARES OF
                        LEARNINGEXPRESS.COM HOLDINGS LLC

        This Statement of Designations (the "Statement of Designations") constitutes an integral part of the Limited Liability Company Operating Agreement (the "Operating Agreement"), effective as of the 5th day of November, 1999, by and among the Persons listed as Members on Schedule A of the Operating Agreement, and any other Person who may be admitted as a Member pursuant to
Section 4(e) thereof, for all purposes as if the Statement of Designations had been contained in the main section thereof rather than attached thereto as an Appendix. The following is a statement of the designation and the preferences, rights, qualifications and restrictions relating to the Common Shares and the Series A Convertible Preferred Shares:

        1. Definitions. All capitalized terms used in this Statement of Designations, and not otherwise defined herein, shall have the meanings ascribed to them below. Other capitalized terms shall have the same meanings ascribed to them in the Operating Agreement. Section references used herein are to Sections of this Statement of Designations (unless otherwise specified).

               (a) "Convertible Securities" shall mean any evidences of indebtedness, Shares or other securities directly or indirectly convertible into or exchangeable for Common Shares.

               (b) "Conversion Price" shall have the meaning set forth in
Section 7(a) hereof.

               (c) "Conversion Rights" shall have the meaning set forth in
Section 7(a) hereof.

               (d) "Equity Securities" means any Share or other similar security of the LLC, including, without limitation, securities containing equity features and securities containing profit participation features, and any debt or equity security convertible or exchangeable, with or without consideration, into or for any Share or similar security, or any security carrying any warrant, option or right to subscribe for or to purchase any of the foregoing.

               (e) "Mandatory Conversion Date" shall have the meaning set forth in Section 7(c)(ii) hereof.

               (f) "Original Issue Date" shall mean the date on which the first Series A Preferred Share is originally issued.

               (g) "Public Offering" shall mean an underwritten public offering of Common Shares of LearningExpress.com LLC or any of its Affiliates (including the LLC) (or common stock of any successor corporation to LearningExpress.com LLC or any such Affiliate), subsequent to which the Common Shares of LearningExpress.com LLC or such Affiliates (or shares of LearningExpress.com LLC's or such Affiliate's successor's common stock) are listed on a national securities exchange or on the Nasdaq Stock Market pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor federal statute thereto.

               (h) "Security" means Common Shares, Series A Preferred Shares and any other securities of any type whatsoever convertible or exchangeable for Equity Securities.

               (i) "Series A Liquidation Value" shall have the meaning set forth in Section 5(a) hereof.

        2. Designation. The series of Shares designated hereunder shall be (a) the "Common Shares" and (b) the "Series A Convertible Preferred Shares."

        3. Authorized Number. The number of Common Shares shall be 5,000,000. The number of Series A Preferred Shares shall be 3,000,000.

        4. Distributions.

        All distributions made by the LLC with respect to Shares (other than distributions in liquidation governed by Section 5 hereof) shall be made to all Members in proportion to the number of Common Shares held by each Member. For purposes of this Section 4, all Series A Preferred Shares will be deemed to have been converted into Common Shares.

        For purposes of this Section 4, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of distribution or otherwise, payable other than in Common Shares or other securities of the LLC, or the purchase or redemption of Shares of the LLC for cash or property, including any such transfer, purchase or redemption by an Affiliate of the LLC.

        5. Liquidation, Dissolution or Winding Up.

               (a) Series A Members. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the LLC, the Series A Members shall be entitled to be paid out of the assets of the LLC available for distribution to its Members before any payment shall be made to the Common Members, or owners of any other class or series of Shares, by reason of their ownership thereof, an amount equal to the greater of (i) $1.75 per Series A Preferred Share (subject to appropriate adjustment in the event of any Share distribution, Share split, combination or other similar recapitalization affecting such Shares) (the "Series A Liquidation Value"), together with an amount equal to an annual cumulative distribution of 8%, compounded annually, of the Series A Liquidation Value, calculated from the Original Issue Date to the date of such distribution, or (ii) such amount per Share as would have been payable to the Series A Members had such Series A Preferred Shares (and any other outstanding Convertible Securities) been converted into Common Shares pursuant to Section 7 hereof immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the LLC, the remaining assets of the LLC available for distribution to its Members shall be insufficient to pay the Series A Members the full amount to which they shall be entitled under clause (i) above, the Series A Members and Members owning any class or series of Shares ranking on liquidation on a parity with the Series A Preferred Shares shall share ratably in any distribution of the remaining assets and funds of the LLC in proportion to the respective amounts that would otherwise be distributable in respect of the Shares held by them upon such distribution if all amounts distributable on or with respect to such Shares were paid in full.

               (b) Liquidation in Connection with IPO of LearningExpress.com LLC or an Affiliate. For purposes of this Section 5, the liquidation of the LLC pursuant to Section 13(c) of the Operating Agreement shall not be treated as a dissolution and liquidation of the LLC.

        6. Voting. Except as otherwise provided herein or by law, with respect to any matter requiring a vote of the Members, each Common Share shall entitle its owner to cast one vote, and each Series A Preferred Share shall entitle its owner to cast, with respect to each such matter, a number of votes equal to the number of whole Common Shares into which such Share shall then be convertible.

        7. Conversion of Series A Preferred Shares into Common Shares. The Series A Members shall have conversion rights, and shall be subject to mandatory conversion, as follows:

               (a) Right to Convert. Each Series A Preferred Share shall be convertible, at the option of the Series A Member that owns such Share, and without the payment of additional consideration by such Member, into such number of Common Shares as is determined by dividing (i) the Series A Liquidation Value by (ii) the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $1.75 per Series A Preferred Share. Such initial Conversion Price, and the rate at which Series A Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided below.

               In the event of the liquidation of the LLC or any redemption of Series A Preferred Shares, the rights of the Series A Members to convert such Shares as provided in this Section 7 (the "Conversion Rights") shall terminate at the close of business on (i) the third full business day preceding the date fixed for the payment of any amounts distributable on liquidation or redemption to the Series A Members or (ii) any earlier Mandatory Conversion Date.

               (b) Automatic Conversion. Each Series A Preferred Share shall, without any action required on the part of any Series A Member, automatically be converted into such number of Common Shares as is determined by dividing (i) the Series A Liquidation Value by (ii) the Conversion Price in effect at the time of conversion, upon the occurrence of a Public Offering. Upon such occurrence, any Member entitled to receive the Common Shares issuable upon conversion of the Series A Preferred Shares shall not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of such Public Offering.

               (c)    Mechanics of Conversion.

               (i) Before any Series A Member shall be entitled to receive Common Shares issuable upon conversion of Series A Preferred Shares pursuant to
Section 7(a) hereof, it shall give written notice to the LLC that it elects to convert the same and shall state therein its name or the name or names of its nominees in which it wishes the Common Shares to be issued. The Board of Managers shall, as soon as practicable after receipt of such notice by the LLC or after a conversion pursuant to Section 7(b) hereof, amend Schedule A of the Operating Agreement accordingly.

               (ii) Voluntary conversions pursuant to Section 7(a) hereof shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record owner or owners of such Common Shares on such date. Automatic conversions pursuant to Section 7(b) hereof shall be deemed to have been made on the date (the "Mandatory Conversion Date") and at the time specified in Section 7(b) hereof and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record owner or owners of such Common Shares on such date and at such time.

               (d) Adjustment for Share Splits and Combinations. If the LLC shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Shares, the Conversion Price then in effect with respect to the Series A Preferred Shares immediately before that subdivision shall be proportionately decreased. If the LLC shall at any time or from time to time after the Original Issue Date combine the outstanding Common Shares, the Conversion Price with respect to the Series A Preferred Shares then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (e) Adjustment for Certain Distributions. In the event the LLC at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of Common Members entitled to receive, a distribution payable in additional Common Shares, then and in each such event the Conversion Price for the Series A Preferred Shares then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                      (1) the numerator of which shall be the total number of
               Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                      (2) the denominator of which shall be the total number of
               Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such distribution;

provided, however, if such record date shall have been fixed and such distribution is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Shares shall be recomputed accordingly as of the close of business on such record date, and thereafter the Conversion Price for the Series A Preferred Shares shall be adjusted pursuant to this Section 7(e) as of the time of actual payment of such distributions; and provided further, however, that no such adjustment shall be made if the Series A Members simultaneously receive a distribution of Common Shares in a number equal to the number of Common Shares they would have received if all outstanding Series A Preferred Shares had been converted into Common Shares on the date of such event.

               (f) Adjustments for Other Distributions. In the event the LLC at any time or from time to time after the Original Issue Date of the Series A Preferred Shares shall make or issue, or fix a record date for the determination of Common Members entitled to receive, a distribution payable in Securities of the LLC other than Common Shares, then, and in each such event, provision shall be made so that the Series A Members shall receive upon conversion thereof in addition to the number of Common Shares receivable thereupon, the amount of Securities of the LLC that they would have received had the Series A Preferred Shares been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such Securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 7(f) with respect to the rights of the Series A Members; and provided further, however, that no such adjustment shall be made if the Series A Members simultaneously receive a distribution of such Securities in an amount equal to the amount of such securities they would have received if all outstanding Series A Preferred Shares had been converted into Common Shares on the date of such event.

               (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Shares shall be changed into the same or a different number of Shares of any class or classes of Shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of Shares or distribution of Shares provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then, and in each such event, the Series A Members shall have the right thereafter to convert such Common Shares into the kind and amount of Shares and other securities and property receivable upon such reorganization, reclassification, or other change, as would be received by owners of the number of Common Shares into which such Series A Preferred Shares might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

               (h) Adjustment for Merger or Reorganization, Etc. In case of any consolidation or merger of the LLC with or into another entity or the sale of all or substantially all of the assets of the LLC to another entity, each Series A Preferred Share shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of Shares or other securities or property to which an owner of the number of Common Shares deliverable upon conversion of such Series A Preferred Share would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Managers) shall be made in the application of the provisions set forth in this Section 7 with respect to the rights and interest thereafter of the Series A Members, to the end that the provisions set forth in this Section 7 (including provisions with respect to changes in and other adjustments of the Conversion Price applicable to such Series A Preferred Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any Shares or other property thereafter deliverable upon the conversion of the Series A Preferred Shares.

               (i) No Impairment. The LLC will not, by amendment of its Certificate of Formation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the LLC, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Series A Members against impairment.

               (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price applicable to any Series A Preferred Shares pursuant to this Section 7, the LLC at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Series A Member a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The LLC shall, upon the written request at any time of any Series A Member, furnish or cause to be furnished to such Member a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price applicable to the Series A Preferred Shares then in effect, and (iii) the number of Common Shares and the amount, if any, of other property which then would be received upon the conversion of a Series A Preferred Share.

               (k) Notice of Record Date.  In the event:

               (i) that the LLC makes a distribution with respect to its Common Shares payable in Common Shares or other Securities of the LLC;

               (ii) that the LLC subdivides or combines its outstanding Common Shares;

               (iii) of any reclassification of the Common Shares of the LLC (other than a subdivision or combination of its outstanding Common Shares or a distribution of Shares with respect to Common Shares), or of any consolidation or merger of the LLC into or with another entity, or of the sale of all or substantially all of the assets of the LLC; or

               (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the LLC;

then the LLC shall cause to be filed at its principal office or at the office of the transfer agent of Series A Preferred Shares, and shall cause to be mailed to the Members at their last known addresses as shown on the records of the LLC or such transfer agent, at least ten days prior to the date specified in (1) below or twenty days before the date specified in (2) below, a notice stating:

                      (1) the record date of such distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the Common Members of record to be entitled to such distribution, subdivision or combination are to be determined, or

                      (2) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that Common Members of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered.

        SEC Registration Fee.............    $______
        Brokers' Fees....................    $______
        Blue Sky Fees and Expenses.......    $______
        Fees and Expenses................    $______
        Printing and Engraving Costs.....    $______
        Legal............................    $______
        Accounting Fees..................    $______
                             Total           $______


        All amounts listed above are estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the operating agreement of LearningExpress.com Holdings LLC, managers and officers of LearningExpress.com Holdings are entitled to indemnity from the LLC for any liability incurred and/or for any act performed within the scope of the authority conferred, and/or for any act omitted to be performed, which indemnification shall include all reasonable expenses incurred, including reasonable legal and other professional fees and expenses; provided, however, that such manager or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of LearningExpress.com Holdings LLC.

ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES.

1. At the time of its initial organization, LearningExpress.com Holdings LLC issued 14,250 Common Shares to Sharon DiMinico for a nominal price.

2. Prior to this offering, the following individuals purchased Series A Convertible Preferred Shares for a purchase price of $1.75 per share, or an aggregate price of $1,049,999.00:

                               NAME            NUMBER OF SHARES
                               ----            ----------------
                        Sharon DiMinico             85,714
                        Louis DiMinico              85,714
                        Steven P. Manfredi          114,286
                        Hal Cook                    142,857
                        Chip Will                   114,286
                        Jerry Pope                  57,143


        The Common Shares and the Series A Convertible Preferred Shares were sold to accredited investors only, pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act and Rule 506 under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

(b) There are no schedules required under the instructions relating to the applicable accounting regulations of the Securities and Exchange Commission or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  EXHIBIT INDEX

EXHIBIT
NO.
--------
3.1     Amended Certificate of Formation of LearningExpress.com Holdings LLC

3.2     Amended Certificate of Formation of LearningExpress.com LLC

3.3     Certificate of Formation of LearningExpress.com Incentive Plan LLC

3.4     Limited Liability Company Operating Agreement of LearningExpress.com
        Holdings LLC

3.5     Form of First Amended and Restated Limited Liability Company Operating
        Agreement of LearningExpress.com Holdings LLC

3.6 First Amended and Restated Limited Liability Company Operating Agreement of LearningExpress.com LLC

3.7     Liability Company Operating Agreement of LearningExpress.com Incentive
        Plan LLC

4.1     Form of Subscription Agreement for Series A Convertible Preferred Shares
        (to be filed by amendment to the registration statement)

4.2     Letter Agreement between LearningExpress.com Holdings LLC and Sharon
        DiMinico, Louis DiMinico, The Learning Express, Inc. and Toy Building,
        LLC dated as of December 29, 1999

5 Opinion of Goulston & Storrs, P.C. with respect to the legality of the securities being offered

10.1    License Agreement between The Learning Express, Inc. and Learning
        Express.com LLC dated as of November 5, 1999

10.2    Management Services Agreement between The Learning Express, Inc.,
        LearningExpress.com LLC and LearningExpress.com Holdings LLC dated as of November 5, 1999

10.3 Loan Agreement between LearningExpress.com and USTrust dated as of December 29, 1999

10.4    Web Site Development Agreement between LearningExpress.com LLC and
        Miller Systems, Inc. dated December 17, 1999.

21      Subsidiaries of the Registrant

23.1    Consent of Charles L. Burke, C.P.A.

23.2    Consent of Goulston & Storrs, P.C. (included in Exhibit 5)

24      Power of Attorney

27      Financial Data Schedule

99.1 Guaranty (Unlimited) executed by Sharon DiMinico in favor of USTrust dated December 29, 1999

99.2 Guaranty (Unlimited) executed by Louis DiMinico in favor of USTrust dated December 29, 1999

99.3    Guaranty (Unlimited) executed by The Learning Express, Inc. in favor of
        USTrust dated December 29, 1999

99.4 Guaranty (Unlimited) executed by Toy Building, LLC in favor of USTrust dated December 29, 1999

99.5    Form of Amendment to Franchise Agreement

99.6    Form of Amendment to Regional Franchise License Agreement

99.7    The Learning Express, Inc. Operations Manual Supplement

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ayer, Commonwealth of Massachusetts, on April 19, 2000.


                                    LEARNINGEXPRESS.COM HOLDINGS LLC



                                    /s/ Steven P. Manfredi
                                    By:     Steven P. Manfredi
                                            ------------------
                                            Chief Executive Officer and
                                            Manager



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                                Date
---------                           -----                                ----
/s/ Steven P. Manfredi              Chief Executive Officer and      April 19, 2000
-----------------------------
Steven P. Manfredi                  Manager (principal executive
                                    officer)



/s/ Glenn E. Davis                  Chief Financial Officer and      April 19, 2000
----------------------
Glenn E. Davis                      Vice President, Finance
                                    (principal financial and
                                    accounting officer)



/s/ Michael J. Sanders              Chief Operating Officer          April 19, 2000
-----------------------------
Michael J. Sanders




/s/ Sharon DiMinico                  Manager                         April 19, 2000
-----------------------------
Sharon DiMinico